                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                               IDAHO POWER COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

[LOGO OF IDACORP]                               [LOGO OF IDAHO POWER]


                 NOTICE OF JOINT ANNUAL MEETING OF SHAREHOLDERS
                          MAY 17, 2001, AT BOISE, IDAHO

                                                                   April 6, 2001

TO THE SHAREHOLDERS OF IDACORP, INC. AND IDAHO POWER COMPANY:

     Notice is hereby given that the Joint Annual Meeting of Shareholders of IDACORP, Inc. ("IDACORP") and Idaho Power Company ("Idaho Power") will be held on May 17, 2001 at 10:00 a.m. local time at the Idaho Power Corporate Headquarters, 1221 West Idaho Street, Boise, Idaho, for the following purposes:

     1. to elect three Directors of IDACORP and Idaho Power for a three year term;

     2. to amend the IDACORP 2000 Long-Term Incentive and Compensation Plan to approve the authorization of additional shares subject to the Plan (IDACORP shareholders only);

     3. to amend the IDACORP 2000 Long-Term Incentive and Compensation Plan to increase Section 162(m) limits (IDACORP shareholders only);

     4. to ratify the selection of Deloitte & Touche LLP as independent auditor for IDACORP and Idaho Power for the fiscal year ending December 31, 2001; and

     5. to transact such other business that may properly come before the meeting and any adjournment or adjournments thereof.

     All shareholders of record at the close of business on March 29, 2001 are entitled to notice of the meeting. Common shareholders of record of IDACORP and Idaho Power and holders of Idaho Power 4% Preferred Stock and 7.68% Series, Serial Preferred Stock at the close of business on March 29, 2001, are entitled to vote at the meeting.

     All shareholders are cordially invited to attend the Joint Annual Meeting in person. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE VOTE YOUR PROXY PROMPTLY. It is important that your shares be represented at the meeting. Please vote your proxy, regardless of the size of your holdings, as promptly as possible. Any shareholder voting a proxy who attends the meeting may vote in person by revoking that proxy prior to or at the meeting.


                               By Order of the Boards of Directors

                               Robert W. Stahman
                               Corporate Secretary


TO SHAREHOLDERS WHO RECEIVE MULTIPLE PROXIES IF YOU OWN IDACORP COMMON STOCK OR IDAHO POWER PREFERRED STOCK OTHER THAN THE SHARES SHOWN ON THE ENCLOSED PROXY, YOU WILL RECEIVE A PROXY IN A SEPARATE ENVELOPE FOR EACH SUCH HOLDING. PLEASE VOTE EACH PROXY RECEIVED.

                             JOINT PROXY STATEMENT
                                  IDACORP, Inc.
                               Idaho Power Company
                             1221 West Idaho Street
                                  P. O. Box 70
                             Boise, Idaho 83707-0070

INTRODUCTION

     As a result of the holding company formation on October 1, 1998, IDACORP holds 100% of the issued and outstanding shares of common stock of Idaho Power and approximately 92% of the total voting power of Idaho Power. The outstanding shares of Idaho Power's preferred stock were unchanged by the holding company formation and continue to be outstanding shares. Holders of voting preferred stock of Idaho Power hold approximately 8% of Idaho Power's total outstanding voting power.

GENERAL INFORMATION

     This Joint Proxy Statement and the accompanying form of proxy will first be sent to shareholders on or about April 6, 2001 and are provided to the shareholders of IDACORP and Idaho Power in connection with the solicitation of proxies on behalf of the Boards of Directors of IDACORP and Idaho Power for use at their Joint Annual Meeting of Shareholders and any adjournments or postponements thereof. The Joint Annual Meeting is scheduled to be held on May 17, 2001, at 10:00 a.m., local time, at the Idaho Power Corporate Headquarters, 1221 West Idaho Street, Boise, Idaho.

COST AND METHOD OF SOLICITATION

     The cost of soliciting proxies will be paid by IDACORP and Idaho Power. In order to be assured that a quorum of outstanding shares will be represented at the meeting, proxies may be solicited by officers and regular employees of IDACORP or Idaho Power, personally or by telephone, telegraph, fax or mail or other electronic means, without extra compensation. In addition, the solicitation of proxies from brokers, banks, nominees and institutional investors will be made by Corporate Investor Communications, Inc., at a cost of approximately $4,000 plus out-of-pocket expenses. IDACORP and Idaho Power will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for their expenses in sending proxy materials to beneficial owners.

MATTERS TO BE VOTED UPON

     As of April 6, 2001, the only known business to be presented at the 2001 Joint Annual Meeting of shareholders is as follows: Shareholders of IDACORP will vote on (1) the election of three Directors of IDACORP; (2) the amendment of the IDACORP 2000 Long-Term Incentive and Compensation Plan to authorize additional shares subject to the Plan; (3) the amendment of the IDACORP 2000 Long-Term Incentive and Compensation Plan to increase Section 162(m) limits; and (4) the ratification of the appointment of Deloitte & Touche LLP as independent auditors of IDACORP. Shareholders of Idaho Power will vote on (1) the election of three Directors of Idaho Power and (2) the ratification of the appointment of Deloitte & Touche LLP as independent auditors of Idaho Power. See "Other Business."

RECORD DATE

     The Boards of Directors have fixed March 29, 2001, as the date for the determination of shareholders of IDACORP and Idaho Power entitled to notice of and to vote at the meeting. Only shareholders of record at the close of business on March 29, 2001 will be entitled to vote at the meeting.

VOTING SECURITIES

     The outstanding voting securities of IDACORP as of the record date for the meeting are 37,412,351 shares of common stock, no par value, each share being entitled to one vote.

     The outstanding voting securities of Idaho Power as of the record date for the meeting are as follows: 37,612,351 shares of common stock, $2.50 par value, held by IDACORP, each share being entitled to one vote; 147,655 shares of 4% Preferred Stock, $100 par value, each share being entitled to twenty votes; and 150,000 shares of 7.68% Series, Serial Preferred Stock, $100 par value, each share being entitled to one vote. The aggregate voting power of outstanding voting securities for Idaho Power is 40,715,451 votes.

VOTING

     Shareholders of record may vote their proxies by telephone, through the Internet or by marking, signing, dating and returning the proxy card in the enclosed postage-prepaid envelope.

     Shareholders whose shares are held by a bank or broker may be able to vote by telephone or through the Internet. Follow the instructions you receive from your bank or broker.

     Shareholders voting through the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be paid by the shareholder.

     IDACORP and Idaho Power have been advised by counsel that the procedures for Internet and telephone voting are consistent with the requirements of applicable law.

     Under the Idaho Business Corporation Act, a majority of the votes entitled to be cast on a matter by a voting group constitutes a quorum of that voting group for action on that matter. Assuming a quorum of each company is present, the following votes are required for approval of each proposal at the Joint Annual Meeting:

          (i) Proposal No. 1 - directors of IDACORP and Idaho Power are elected by the affirmative vote of a plurality of the votes cast by the shares entitled to vote in the election of directors for that company. Votes may be cast in favor or withheld; votes that are withheld will have no effect on the results.

          (ii) Proposal No. 2 - the amendment of the IDACORP 2000 Long-Term Incentive and Compensation Plan to authorize additional shares subject to the Plan by IDACORP shareholders, for New York Stock Exchange purposes, requires the affirmative vote of a majority of the IDACORP votes cast, provided that the total votes cast represent over 50% in interest of all securities entitled to vote on the amendment. Under the laws of the State of Idaho, the Plan amendment is approved if the votes cast in favor of the amendment exceed the votes cast opposing the amendment. Abstentions and broker non-votes, if any, will have no effect on the results, provided that the total votes cast represent over 50% in interest of all securities entitled to vote on the amendment.

          (iii) Proposal No. 3 - the amendment of the IDACORP 2000 Long-Term Incentive and Compensation Plan to increase Section 162(m) limits by IDACORP shareholders, for Internal Revenue Code purposes, requires the affirmative vote of a majority of the IDACORP votes cast. Under the laws of the State of Idaho, the Plan amendment is approved if the votes cast in favor of the amendment exceed the votes cast opposing the amendment. Abstentions and broker non-votes, if any, will have no effect on the result.

          (iv) Proposal No. 4 - the ratification of the selection of an independent auditor for IDACORP and Idaho Power is approved where the votes cast within the voting group in favor exceed the votes cast opposing ratification for that company.

     If no direction is given by a shareholder, proxies received will be voted FOR Proposal No. 1, election of management's nominees for Directors, FOR Proposal No. 2, amendment of the IDACORP 2000 Long-Term Incentive and Compensation Plan to authorize additional shares subject to the Plan (IDACORP shareholders only), FOR Proposal No. 3, amendment of the IDACORP 2000 Long-Term Incentive and Compensation Plan to increase Section 162(m) limits (IDACORP shareholders only); and FOR Proposal No. 4, ratification of the selection of Deloitte & Touche LLP as independent auditor for the fiscal year 2001.

     A proxy may be revoked at any time before it is voted at the meeting. Any shareholder who attends the meeting and wishes to vote in person may revoke his or her proxy by oral notice at that time. Otherwise, revocation of a proxy must be mailed to the Secretary of IDACORP or Idaho Power at 1221 West Idaho Street, Boise, Idaho 83702-5627, and received prior to the meeting.

SECRET BALLOT

     It is the policy of IDACORP and Idaho Power that all proxies for the Joint Annual Meeting that identify shareholders, including employees, are to be kept secret, and no such document shall be available for examination nor shall the identity and vote of any shareholder be disclosed to IDACORP or Idaho Power representatives or to any third party. Proxies shall be returned to the independent tabulator who receives, inspects and tabulates the proxies. Individual voted proxies and ballots are not seen by nor reported to IDACORP or Idaho Power except (i) as necessary to meet applicable legal requirements, (ii) to allow the independent election inspectors to certify the results of the shareholder vote, (iii) in the event of a matter of significance where there is a proxy solicitation in opposition to the Board of Directors, based upon an opposition proxy statement filed with the Securities and Exchange Commission, or
(iv) to respond to shareholders who have written comments on their proxies.

                            1. ELECTION OF DIRECTORS

     IDACORP's and Idaho Power's Boards of Directors each consist of the same 10 members. IDACORP's Articles of Incorporation, as amended, and Idaho Power's Restated Articles of Incorporation, as amended, provide that Directors be elected for three-year terms with approximately one-third of the Board of Directors to be elected at each annual meeting of shareholders. The three Directors standing for election for the IDACORP and Idaho Power Boards of Directors at the 2001 Joint Annual Meeting are identified below as nominees for election with terms to expire in the year 2004. All nominees are currently Directors of IDACORP and Idaho Power. Robert Bolinder has reached age 70, the mandatory retirement age under the Idaho Power charter, and is retiring from the Board April 25, 2001. Mr. Bolinder has served as director since 1980. The Board thanks Mr. Bolinder for his 21 years of distinguished service to IDACORP and Idaho Power.

     Unless otherwise instructed, proxies received will be voted in favor of the election of the Director nominees of the appropriate company. While it is not expected that any of the nominees will be unable to qualify for or accept office, if for any reason one or more shall be unable to do so, the proxies will be voted for nominees selected by the appropriate Board of Directors.

EACH BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" ITS NOMINEES LISTED BELOW.

IDACORP AND IDAHO POWER NOMINEES FOR ELECTION -- TERMS EXPIRE 2004

ROTCHFORD L. BARKER ................... Director, American Ecology Corporation
                                        (since 1996), Member and former director
                                        Chicago Board of Trade; director of
                                        Idaho Power and IDACORP since 1999. Age
                                        64

JON H. MILLER ......................... Chairman of the Board of IDACORP and
                                        Idaho Power since 1999; Private
                                        Investor; formerly President and Chief
                                        Operating Officer (1978-1990) and a
                                        director (1977-1990) of Boise Cascade
                                        Corporation; director of Fibermark
                                        Corporation; director of Ida-West Energy
                                        Company; director of Idaho Power since
                                        1988 and IDACORP since 1998. Age 63

ROBERT A. TINSTMAN .................... Former President and Chief Executive
                                        Officer (1995-1999) and director
                                        (1995-1999) of Morrison Knudsen
                                        Corporation; director of Home Federal
                                        Savings & Loan; Chairman of
                                        Contractorhub.com; director of IDACORP
                                        Technologies, Inc.; director of Idaho
                                        Power and IDACORP since 1999. Age 54

IDACORP AND IDAHO POWER CONTINUING DIRECTORS -- TERMS EXPIRE 2003

PETER T. JOHNSON ...................... Private Investor; former Administrator of the Bonneville Power Administration
                                        (1981-1986); director of StanCorp
                                        Financial Group, Inc.; director and
                                        Chairman of the Board of Ida-West Energy
                                        Company; director of Idaho Power since
                                        1993 and IDACORP since 1998. Age 69

PETER S. O'NEILL ...................... Chairman and CEO, O'Neill Enterprises
                                        Inc. (since 1990); director of Building
                                        Materials Holding Corporation; director
                                        of IDACORP Financial Services, Inc.;
                                        director of Idaho Power since 1995 and
                                        IDACORP since 1998. Age 64

JAN B. PACKWOOD ....................... President and Chief Executive Officer of
                                        Idaho Power and IDACORP (since 1999);
                                        formerly President and Chief Operating
                                        Officer (1997-1999); Executive Vice
                                        President (1996-1997) and Vice President
                                        - Bulk Power (1989-1996) of Idaho Power;
                                        director and President of Idaho Energy
                                        Resources Company; director of IDACORP
                                        Financial Services, Inc.; director of
                                        Ida-West Energy Company; director of
                                        IDACORP Services Co.; director of
                                        IDACORP Technologies, Inc; director of
                                        RMC, Inc.; director of Idaho Power since
                                        1997 and IDACORP since 1998. Age 58

IDACORP AND IDAHO POWER CONTINUING DIRECTORS -- TERMS EXPIRE 2002

ROGER L. BREEZLEY ..................... Private Investor; formerly a director
                                        (1983-1995), Chairman of the Board
                                        (1987-1994) and Chief Executive Officer
                                        (1987-1993) of U.S. Bancorp; President
                                        and director of IDACORP Technologies,
                                        Inc.; director of Idaho Power since 1993
                                        and IDACORP since 1998. Age 63

JOHN B. CARLEY ........................ Former director of Albertson's, Inc;
                                        formerly Chairman of the Executive
                                        Committee of the Board of Directors
                                        (1998-1999), President (1984-1996) and
                                        Chief Operating Officer (1990-1996) of
                                        Albertson's, Inc.; former director of
                                        Boise Cascade Office Products Co.;
                                        director of IDACORP Technologies, Inc.;
                                        director of Idaho Power since 1990 and
                                        IDACORP since 1998. Age 67

JACK K. LEMLEY ........................ Director of Lemley & Associates, Inc.
                                        (since 1987), director and Chairman of
                                        the Board and Chief Executive Officer of
                                        American Ecology Corp. (Since 1995);
                                        director of IDACORP Technologies, Inc.;
                                        director of Idaho Power since 1995 and
                                        IDACORP since 1998. Age 66

EVELYN LOVELESS ....................... Chief Executive Officer (since 1992) and a director of Global, Inc.; director of
                                        Farmers & Merchants Bank (since 1999);
                                        formerly President of Global, Inc.
                                        (1989-1992); director of Idaho Power
                                        since 1987 and IDACORP since 1998. Age
                                        67

                      MEETINGS OF THE BOARDS AND COMMITTEES


     The IDACORP and Idaho Power Board of Directors held seven meetings in 2000. The average attendance during 2000 at all meetings of the Boards and all meetings of the committees of the Boards was 97 percent.

     The Committees of each of IDACORP and Idaho Power are the Executive Committee, the Audit Committee, the Compensation Committee and the Investment Committee. The members of the Committees are the same individuals for both IDACORP and Idaho Power. In 2000, IDACORP had one committee which Idaho Power does not have -- the Committee of Outside Directors. Board committees, their membership during 2000 and a brief statement of their principal responsibilities are presented below.

EXECUTIVE COMMITTEE

     The Executive Committees act on behalf of the Boards of Directors of IDACORP and Idaho Power, as applicable, when the respective Boards are not in session, except on those matters which require action of the full Boards. Members of the Committee are Jan B. Packwood (Chairman), Robert D. Bolinder, John B. Carley, Jack K. Lemley and Jon H. Miller. During 2000, the Executive Committee met one time.

AUDIT COMMITTEE

     The Audit Committees of IDACORP and Idaho Power assist the Boards of Directors in fulfilling oversight responsibilities by reviewing the financial information which will be provided to the shareholders and others, the systems of internal controls which management and the Boards have established, the audit process and services provided by the independent auditors, the plans and activities of the Internal Audit Department and the conducting of business under the Business Conduct Guide. Members of the Committee are Jack K. Lemley (Chairman), Rotchford L. Barker, Robert D. Bolinder and Peter T. Johnson. During 2000, the IDACORP and Idaho Power Audit Committee met four times.

COMPENSATION COMMITTEE

     The Compensation Committees of IDACORP and Idaho Power assist the Boards of Directors in discharging duties and responsibilities regarding management of the total compensation philosophy, total compensation programs for executives, senior managers and employees, and all other compensation-related matters which properly come before the Boards of Directors. Members of the Committee are John
B. Carley (Chairman), Peter T. Johnson, Evelyn Loveless and Peter S. O'Neill. During 2000, the IDACORP and Idaho Power Compensation Committee met five times.

INVESTMENT COMMITTEE

     The Investment Committees of IDACORP and Idaho Power assist the Boards of Directors in fulfilling oversight responsibilities to participants and beneficiaries under the Retirement Plan and to shareholders by reviewing Plan design, formulating investment philosophies and establishing investment policies, establishing performance measurement objectives and benchmarks, monitoring the performance of investment managers, trustees, independent consultants and consulting actuaries to the Plan, reviewing sufficiency of Plan assets to cover liabilities and reviewing compliance with all applicable laws and regulations pertaining to the Plan. Members of the Committee are Robert D. Bolinder (Chairman), Roger L. Breezley, Jon H. Miller, Jan B. Packwood and Robert A. Tinstman. During 2000, the IDACORP and Idaho Power Investment Committee met two times.

COMMITTEE OF OUTSIDE DIRECTORS

     In September 1998, the IDACORP Board formed a Committee of Outside Directors. The primary function of the Committee of Outside Directors is to review and evaluate the performance of the Chief Executive Officer and to establish individual and corporate goals and strategies relating to the Chief Executive Officer. It also acts as a nominating committee to review and make recommendations to the Board of Directors for Director candidates to fill Board vacancies and considers shareholder nominees for the Board of Directors for whom timely written resumes are received no earlier than 90 days, and no later than 60 days, prior to the annual meeting. Members of the Committee are all members of the IDACORP Board of Directors who are not officers or employees or former officers of IDACORP or one of its subsidiaries. Members of the Committee are Rotchford L. Barker, Robert D. Bolinder, Roger L. Breezley, John B. Carley, Peter T. Johnson, Jack K. Lemley, Evelyn Loveless, Jon H. Miller, Peter S. O'Neill and Robert A. Tinstman. During 2000, the Committee of Outside Directors met six times.


                          TRANSACTIONS WITH MANAGEMENT

     See Compensation Committee Interlocks and Insider Participation for additional information regarding Mr. O'Neill.

                           2. AMENDMENT OF THE IDACORP
                            2000 LONG-TERM INCENTIVE
                              AND COMPENSATION PLAN
                TO INCREASE NUMBER OF SHARES SUBJECT TO THE PLAN

     The IDACORP 2000 Long-Term Incentive and Compensation Plan (the "Plan") was approved by the shareholders at the 2000 Annual Meeting.

     The IDACORP Board of Directors approved a 1,300,000 increase in the number of shares subject to the Plan at the January 18, 2001 meeting, subject to shareholder approval at the 2001 Annual Meeting.

     The complete text of the Plan is set forth as Exhibit "A" hereto. The following is a summary of the material features of the Plan and is qualified in its entirety by reference to Exhibit "A".

PURPOSE OF THE PLAN

     The purpose of the Plan is to promote the success and enhance the value of IDACORP by linking the personal interests of officers, key employees and directors to those of IDACORP's shareholders and customers. The Plan is further intended to assist IDACORP in its ability to motivate, attract and retain the services of participants upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent.

EFFECTIVE DATE AND DURATION

     The Plan became effective upon approval by shareholders at the 2000 Annual Meeting, and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time, until all shares subject to the Plan shall have been purchased or acquired.

AMENDMENTS

     The Board may, at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part, subject to certain restrictions as stated in the Plan.

ADMINISTRATION OF THE PLAN

     The Plan is administered by the Compensation Committee or such other committee as the Board of Directors shall select consisting solely of two or more members of the Board of Directors (the "Committee"). The Committee has full power under the Plan to determine persons to receive awards, the type of awards and the terms thereof. The Committee may amend outstanding awards, subject to certain restrictions as stated in the Plan.

SHARES SUBJECT TO THE PLAN

     Subject to approval by the shareholders at this meeting, the Plan authorizes the grant of up to 2,050,000 shares of IDACORP, Inc. common stock. Shares underlying awards that lapse or are forfeited or are not paid in shares may be reused for subsequent awards. Shares may be authorized but unissued shares of common stock, treasury stock or shares purchased on the open market. The market value of a share of IDACORP common stock as of January 31, 2001 was $41.19.

     If any corporate transaction occurs that causes a change in the common stock or corporate structure of IDACORP affecting the common stock, the Committee shall make such adjustments to the number and/or class of shares of stock that may be delivered under the Plan and the number and class and/or price of shares of common stock subject to outstanding awards under the Plan, as it deems appropriate and equitable to prevent dilution or enlargement of participants' rights. The Committee may not amend an outstanding option for the sole purpose of reducing the exercise price thereof.

ELIGIBILITY AND PARTICIPATION

     Persons eligible to participate in the Plan include all officers, directors and key employees of IDACORP and its subsidiaries, as determined by the Committee. The approximate number of persons who are currently eligible to participate under the Plan is 40, which includes 9 non-employee directors.

GRANTS UNDER THE PLAN

     SECTION 162(M). Stock options, SARs and performance unit/performance share awards are intended to qualify for deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Dividend equivalents, restricted stock, restricted stock units and other awards may qualify for deductibility.

     Subject to approval by the shareholders at the 2001 Annual Meeting, the total number of shares with respect to which options or SARs may be granted in any calendar year to any covered employee under Section 162(m) of the Code shall not exceed 250,000 shares; (ii) the total number of shares of restricted stock or restricted stock units that are intended to qualify for deduction that may be granted in any calendar year to any covered employee shall not exceed 250,000 shares or units, as the case may be; (iii) the total number of performance shares or performance units that may be granted in any calendar year to any covered employee shall not exceed 250,000 shares or units, as the case may be;
(iv) the total number of shares that are intended to qualify for deduction granted pursuant to Article 10 of the Plan in any calendar year to any covered employee shall not exceed 250,000 shares; (v) the total cash award that is intended to qualify for deduction that may be paid pursuant to Article 10 of the Plan in any calendar year to any covered employee shall not exceed $500,000; and
(vi) the aggregate number of dividend equivalents that are intended to qualify for deduction that a covered employee may receive in any calendar year shall not exceed 1,000,000. A covered employee means those persons specified in Section 162(m) of the Code - generally the chief executive officer and the next four most highly-compensated employees.

     STOCK OPTIONS. The Committee may grant incentive stock options ("ISOs") and nonqualified stock options ("NQSOs"). Options shall be exercisable for such prices, shall expire at such times and shall have such other terms and conditions as the Committee may determine at the time of grant and as set forth in the award agreement. Dividend equivalents may also be granted.

     The option exercise price is payable in cash, in shares of common stock of IDACORP having a fair market value equal to the exercise price, by cashless exercise or any combination of the foregoing.

     STOCK APPRECIATION RIGHTS. The Committee may grant SARs with such terms and conditions as the Committee may determine at the time of grant and as set forth in the award agreement. SARs granted under the Plan may be in the form of freestanding SARs or tandem SARs. The base value of a freestanding SAR shall be equal to the average of the high and low sale prices of a share of IDACORP common stock on the date of grant. The base value of a tandem SAR shall be equal to the option exercise price of the related option.

     Freestanding SARs may be exercised upon such terms and conditions as are imposed by the Committee and as set forth in the SAR award agreement. A tandem SAR may be exercised only with respect to the shares of common stock of IDACORP for which its related option is exercisable.

     Upon exercise of an SAR, a participant will receive the product of the excess of the fair market value of a share of IDACORP common stock on the date of exercise over the base value multiplied by the number of shares with respect to which the SAR is exercised. Payment due to the participant upon exercise may be made in cash, in shares of IDACORP common stock having a fair market value equal to such cash amount, or in a combination of cash and shares, as determined by the Committee at the time of grant and as set forth in the award agreement.

     RESTRICTED STOCK AND RESTRICTED STOCK UNITS. Restricted stock and restricted stock units may be granted in such amounts and subject to such terms and conditions as determined by the Committee at the time of grant and as set forth in the award agreement. The Committee may establish performance goals, as described below, for restricted stock and restricted stock units.

     Participants holding restricted stock may exercise full voting rights with respect to those shares during the restricted period and, subject to the Committee's right to determine otherwise at the time of grant, will receive regular cash dividends. All other distributions paid with respect to the restricted stock shall be credited subject to the same restrictions on transferability and forfeitability as the shares of restricted stock with respect to which they were paid.

     PERFORMANCE UNITS AND PERFORMANCE SHARES. Performance units and performance shares may be granted in such amounts and subject to such terms and conditions as determined by the Committee at time of grant and as set forth in the award agreement. The Committee shall set performance goals, which, depending on the extent to which they are met during the performance periods established by the Committee, will determine the number and/or value of performance units/shares that will be paid out to participants.

     Participants shall receive payment of the value of performance units/shares earned after the end of the performance period. Payment of performance units/shares shall be made in cash and/or shares of common stock which have an aggregate fair market value equal to the value of the earned performance units/shares at the end of the applicable performance period, in such combination as the Committee determines. Shares may be granted subject to any restrictions deemed appropriate by the Committee.

     OTHER AWARDS. The Committee may make other awards which may include, without limitation, the grant of shares of common stock based upon attainment of performance goals established by the Committee as described below, the payment of shares in lieu of cash or cash based on performance goals and the payment of shares in lieu of cash under other IDACORP incentive or bonus programs.

     TAXES.  Share withholding for taxes is permitted.

     PERFORMANCE GOALS. Performance goals, which are established by the Committee, shall be based on one or more of the following measures: sales or revenues, earnings per share, shareholder return and/or value, funds from operations, operating income, gross income, net income, cash flow, return on equity, return on capital, earnings before interest, operating ratios, stock price, customer satisfaction, accomplishment of mergers, acquisitions, dispositions or similar extraordinary business transactions, profit returns and margins, financial return ratios and/or market performance. Performance goals may be measured solely on a corporate, subsidiary or business unit basis, or a combination thereof. Performance goals may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or other external measure.

TERMINATION OF EMPLOYMENT OR BOARD SERVICE

     Each award agreement shall set forth the participant's rights with respect to each award following termination of employment with or service on the Board of Directors of IDACORP.

TRANSFERABILITY

     Except as otherwise determined by the Committee at the time of grant and subject to the provisions of the Plan, awards may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and a participant's rights shall be exercisable only by the participant or the participant's legal representative during his or her lifetime.

CHANGE IN CONTROL

     Upon a change in control, as defined below,

     (a) Any and all options and SARs granted under the Plan shall become immediately vested and exercisable;

     (b) Any restriction periods and restrictions imposed on restricted stock, restricted stock units, qualified restricted stock and qualified restricted stock units shall be deemed to have expired; any performance goals shall be deemed to have been met at the target level; restricted stock and qualified restricted stock shall become immediately vested in full and restricted stock units and qualified restricted stock units shall be paid out in cash; and

     (c) The target payout opportunity attainable under all outstanding awards of performance units and performance shares and any other awards shall be deemed to have been fully earned for the entire performance period(s) as of the effective date of the change in control. All awards shall become immediately vested. All performance shares and awards denominated in shares shall be paid out in shares, and all performance units shall be paid out in cash.

     For purposes of the above, a change in control of IDACORP means the earliest of the following events to occur: (i) the acquisition by a party or certain related parties of 20% or more of IDACORP's outstanding voting stock;
(ii) the commencement of a tender or exchange offer which would result in a person owning 30% or more of IDACORP's outstanding voting stock; (iii) the announcement of a transaction required to be described under Item 6 (e) of the proxy rules; (iv) a proposed change in a majority of the Board of Directors within a two-year period without the approval of two-thirds of the Board; (v) entry into a merger or similar agreement, after which IDACORP's shareholders would hold less than two-thirds of the voting securities of the surviving entity; (vi) Board approval of a plan of liquidation or sale of all or substantially all of IDACORP's assets; and (vii) any other event deemed by the Executive Committee to be a change in control.

AWARD INFORMATION

   OPTION GRANTS UNDER IDACORP 2000 LONG-TERM INCENTIVE AND COMPENSATION PLAN



                                                  NUMBER OF SECURITIES     EXERCISE PRICE
                                                   UNDERLYING OPTIONS         PER SHARE
NAME & POSITION                                          GRANTED                  $           EXPIRATION DATE
---------------                                    ------------------       ------------      ---------------

Jan B. Packwood .....................................    100,000               $35.8125        July 18, 2010
President & CEO

J. LaMont Keen ......................................     40,000               $35.8125        July 18, 2010
Senior Vice President -
Administration and CFO

James C. Miller .....................................     40,000               $35.8125        July 18, 2010
Senior Vice President -
Delivery

Richard Riazzi ......................................     40,000               $35.8125        July 18, 2010
Senior Vice President -
Generation & Marketing

All current executive ...............................    220,000               $35.8125        July 18, 2010
officers as a group

All current directors who ...........................         --                     --                   --
are not executive officers as
a group

Each nominee for election ...........................         --                     --                   --
as a director

Each associate of such ..............................         --                     --                   --
persons

Each other person who
receives 5% of such options .........................         --                     --                   --

All employees, including all ........................         --                     --                   --
current officers who are not
executive officers, as a
group


Stock options were granted on July 19, 2000 to 4 employees. The options vest ratably (20% per year) over five years, have a 10-year term and have an exercise price of $35.8125, the fair market value on the date of grant. The options accelerate upon a change in control. Unvested options are forfeited upon termination of employment. Vested options are exercisable at any time before the earlier of the expiration date of the options and three months following the termination of employment.

It is not possible to determine awards that will be made in the future pursuant to the Plan.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a brief summary of the principal federal income tax consequences related to options awarded under the Plan. This summary is based on IDACORP's understanding of present federal income tax law and regulations. The summary does not purport to be complete or applicable to every specific situation.

     Capitalized terms not defined herein, which are defined in the Plan, shall have the meanings set forth in the Plan.

     CONSEQUENCES TO THE OPTIONHOLDER

     GRANT. There are no federal income tax consequences to the optionholder solely by reason of the grant of ISOs or NQSOs under the Plan.

     EXERCISE. The exercise of an ISO is not a taxable event for regular federal income tax purposes if certain requirements are satisfied, including the requirement that the optionholder generally must exercise the ISO no later than three months following the termination of the optionholder's employment with IDACORP. However, such exercise may give rise to alternative minimum tax liability (see "Alternative Minimum Tax" below).

     Upon the exercise of a NQSO, the optionholder will generally recognize ordinary income in an amount equal to the excess of the fair market value of the shares of IDACORP Common Stock at the time of exercise over the amount paid therefor by the optionholder as the exercise price. The ordinary income recognized in connection with the exercise by an optionholder of a NQSO will be subject to both wage and employment tax withholding.

     The optionholder's tax basis in the shares acquired pursuant to the exercise of an option will be the amount paid upon exercise plus, in the case of a NQSO, the amount of ordinary income, if any, recognized by the optionholder upon exercise thereof.

     QUALIFYING DISPOSITION. If an optionholder disposes of shares of IDACORP common stock acquired upon exercise of an ISO in a taxable transaction, and such disposition occurs more than two years from the date on which the option was granted and more than one year after the date on which the shares were transferred to the optionholder pursuant to the exercise of the ISO, the optionholder will recognize long-term capital gain or loss equal to the difference between the amount realized upon such disposition and the optionholder's adjusted basis in such shares (generally the option exercise price).

     DISQUALIFYING DISPOSITION. If the optionholder disposes of shares of IDACORP common stock acquired upon the exercise of an ISO (other than in certain tax-free transactions) within two years from the date on which the ISO was granted or within one year after the transfer of shares to the optionholder pursuant to the exercise of the ISO, at the time of disposition the optionholder will generally recognize ordinary income equal to the lesser of (i) the excess of each such share's fair market value on the date of exercise over the exercise price paid by the optionholder or (ii) the optionholder's actual gain (i.e., the excess, if any, of the amount realized on the disposition over the exercise price paid by the optionholder). If the total amount realized on a taxable disposition (including return of capital and capital gain) exceeds the fair market value on the date of exercise of the shares of IDACORP common stock purchased by the optionholder under the option, the optionholder will recognize a capital gain in the amount of such excess. If the optionholder incurs a loss on the disposition (i.e., if the total amount realized is less than the exercise price paid by the optionholder), the loss will be a capital loss.

     OTHER DISPOSITION. If an optionholder disposes of shares of IDACORP common stock acquired upon exercise of a NQSO in a taxable transaction, the optionholder will recognize capital gain or loss in an amount equal to the difference between the optionholder's basis (as discussed above) in the shares sold and the total amount realized upon disposition. Any such capital gain or loss (and any capital gain or loss recognized on a disqualifying disposition of shares of IDACORP common stock acquired upon exercise of ISOs as discussed above) will be short-term or long-term depending on whether the shares of IDACORP common stock were held for more than one year from the date such shares were transferred to the optionholder.

     ALTERNATIVE MINIMUM TAX. Alternative minimum tax ("AMT") is payable if and to the extent the amount thereof exceeds the amount of the taxpayer's regular tax liability, and any AMT paid generally may be credited against future regular tax liability (but not future AMT liability). AMT applies to alternative minimum taxable income; generally regular taxable income as adjusted for tax preferences and other items is treated differently under the AMT.

     For AMT purposes, the spread upon exercise of an ISO (but not a NQSO) will be included in alternative minimum taxable income, and the taxpayer will receive a tax basis equal to the fair market value of the shares of IDACORP common stock at such time for subsequent AMT purposes. However, if the optionholder disposes of the ISO shares in the year of exercise, the AMT income cannot exceed the gain recognized for regular tax purposes, provided that the disposition meets certain third-party requirements for limiting the gain on a disqualifying disposition. If there is a disqualifying disposition in a year other than the year of exercise, the income on the disqualifying disposition is not considered alternative minimum taxable income.

     CONSEQUENCES TO IDACORP

     There are no federal income tax consequences to IDACORP by reason of the grant of ISOs or NQSOs or the exercise of an ISO (other than disqualifying dispositions).

     At the time the optionholder recognizes ordinary income from the exercise of a NQSO, IDACORP will be entitled to a federal income tax deduction in the amount of the ordinary income so recognized (as described above), provided that IDACORP satisfies its reporting obligations described below. To the extent the optionholder recognizes ordinary income by reason of a disqualifying disposition of the stock acquired upon exercise of an ISO, IDACORP will be entitled to a corresponding deduction in the year in which the disposition occurs.

     IDACORP will be required to report to the Internal Revenue Service any ordinary income recognized by any optionholder by reason of the exercise of a NQSO. IDACORP will be required to withhold income and employment taxes (and pay the employer's share of employment taxes) with respect to ordinary income recognized by the optionholder upon the exercise of NQSOs.

     OTHER TAX CONSEQUENCES

     The foregoing discussion is not a complete description of the federal income tax aspects of options to be granted under the Plan. In addition, administrative and judicial interpretations of the application of the federal income tax laws are subject to change. Furthermore, the foregoing discussion does not address state or local tax consequences.

     THE IDACORP BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT IDACORP SHAREHOLDERS VOTE "FOR" THIS PROPOSAL. Approval of the Plan amendment for New York Stock Exchange purposes requires the affirmative vote of a majority of the votes cast, provided that the total votes cast represent over 50% in interest of all securities entitled to vote on the amendment. Under the laws of the State of Idaho, the Plan amendment is approved if the votes cast in favor of the amendment exceed the votes cast opposing the amendment. Abstentions and broker non-votes, if any, will have no effect on the results, provided that the total votes cast represent over 50% in interest of all securities entitled to vote on the amendment. If a choice has been specified by a shareholder by means of the proxy, the shares of common stock will be voted accordingly. If no choice has been specified, the shares will be voted "FOR" the proposal.

                   3. AMENDMENT OF THE IDACORP 2000 LONG-TERM
                       INCENTIVE AND COMPENSATION PLAN TO
                         INCREASE SECTION 162(M) LIMITS

     The IDACORP Board of Directors approved an increase in the annual limits for grants to covered employees under Section 162(m) of the Code at the January 18, 2001 meeting, subject to shareholder approval at the 2001 Annual Meeting.

     Subject to approval by the shareholders, the total number of shares with respect to which options or SARs may be granted in any calendar year to any covered employee under Section 162(m) of the Code shall not exceed 250,000 shares; (ii) the total number of shares of restricted stock or restricted stock units that are intended to qualify for deduction that may be granted in any calendar year to any covered employee shall not exceed 250,000 shares or units, as the case may be; (iii) the total number of performance shares or performance units that may be granted in any calendar year to any covered employee shall not exceed 250,000 shares or units, as the case may be; (iv) the total number of shares that are intended to qualify for deduction granted pursuant to Article 10 of the Plan in any calendar year to any covered employee shall not exceed 250,000 shares; (v) the total cash award that is intended to qualify for deduction that may be paid pursuant to Article 10 of the Plan in any calendar year to any covered employee shall not exceed $500,000; and (vi) the aggregate number of dividend equivalents that are intended to qualify for deduction that a covered employee may receive in any calendar year shall not exceed 1,000,000. A covered employee means those persons specified in Section 162(m) of the Code -- generally the chief executive officer and the next four most highly-compensated employees.

     The prior limits were 100,000 for shares, $300,000 for cash and 400,000 for dividend equivalents.

     The complete text of the Plan is set forth as Exhibit "A" hereto. Under
Item 2 above, relating to an amendment to increase the number of authorized shares for the Plan, is a summary of the material features of the Plan; that summary is incorporated herein and is qualified in its entirety by reference to Exhibit "A".

     THE IDACORP BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT IDACORP SHAREHOLDERS VOTE "FOR" THIS PROPOSAL. Approval of the Plan amendment for Internal Revenue Code purposes requires the affirmative vote of a majority of votes cast. Under the laws of the State of Idaho, the Plan amendment is approved if the votes cast in favor of the amendment exceed the votes cast opposing the amendment. Abstentions and broker non-votes, if any, will have no effect on the results. If a choice has been specified by a shareholder by means of the proxy, the shares of common stock will be voted accordingly. If no choice has been specified, the shares will be voted "FOR" the proposal.

                        4. RATIFICATION OF APPOINTMENT OF
                               INDEPENDENT AUDITOR

     At the Joint Annual Meeting, the shareholders will be asked to ratify the selection by the IDACORP and the Idaho Power Boards of Directors of Deloitte & Touche LLP as the firm of independent public accountants to audit the financial statements of IDACORP and Idaho Power for the fiscal year 2001. This firm has conducted consolidated annual audits of Idaho Power for many years and is one of the world's largest firms of independent certified public accountants. A representative of Deloitte & Touche LLP is expected to be present at the meeting and will have an opportunity to make a statement and to respond to appropriate questions.

                            EACH BOARD OF DIRECTORS
                       UNANIMOUSLY RECOMMENDS A VOTE "FOR"
                  DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITOR
                           OF IDACORP AND IDAHO POWER

                          REPORT OF THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS

     The Audit Committee of the IDACORP, Inc. and Idaho Power Company Boards of Directors (the Committee) is composed of four independent directors, as defined in Sections 303.01(B)(2)(a) and (3) of the NYSE's listing standards, and operates under a written charter adopted by each Board of Directors (Exhibit "B"). The Committee recommends to each Board of Directors, subject to shareholder ratification, the selection of the independent accountants.

     Management is responsible for the internal controls and the financial reporting process of IDACORP and Idaho Power. The independent accountants are responsible for performing an independent audit of the consolidated financial statements of IDACORP and Idaho Power in accordance with generally accepted auditing standards and to issue a report thereon. The Committee's responsibility is to monitor and oversee these processes.

     In this context, the Committee has met and held discussions with management and the independent accountants. Management represented to the Committee that the consolidated financial statements of IDACORP and Idaho Power were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the audited consolidated financial statements of IDACORP and Idaho Power Company with management and the independent accountants. The Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     The independent accountants also provided to the Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent accountants that firm's independence.

     Finally, the Committee discussed with the independent accountants services, other than audit services, which they have provided to IDACORP and Idaho Power and determined that the providing of and payment for such services has not affected the independence of the independent accountants.

     Based on the Committee's review and discussions referred to above, the Committee recommended to each Board of Directors that the audited consolidated financial statements of IDACORP and Idaho Power be included in the combined Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

                               Jack K. Lemley  (Chair)
                               Rotchford L. Barker
                               Robert D. Bolinder
                               Peter T. Johnson

                INDEPENDENT ACCOUNTANT BILLINGS FOR THE YEAR 2000

     The following table sets forth the fees billed or expected to be billed by the independent accountants to IDACORP and Idaho Power for the year 2000.

FEES BILLED
-----------

Audit Fees ..................................................           $251,430
Financial Information Systems Design
and Implementation Fee ......................................               --
All Other Fees ..............................................           $501,874


                                 OTHER BUSINESS

     Neither the IDACORP nor the Idaho Power Board of Directors nor management intends to bring before the meeting any business other than the matters referred to in the Notice of Meeting and this Joint Proxy Statement. In addition, other than as explained in the next sentence, they have not been informed that any other matter will be presented to the meeting by others. A shareholder submitted a proposal for inclusion in the proxy statement, which IDACORP has omitted pursuant to Rule 14a-8 of the Securities and Exchange Commission's proxy rules. If the shareholder should present the proposal at the Joint Annual Meeting, it is the intention of the persons named in the proxy to vote against such proposal. If any other business should properly come before the meeting, or any adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment.

     At the meeting, management will report on the business of IDACORP and Idaho Power, and shareholders will have an opportunity to ask questions.

                             PRINCIPAL SHAREHOLDERS

     The following table presents certain information regarding shareholders who are known to IDACORP or Idaho Power to be the beneficial owners of more than 5 percent of any class of voting securities of IDACORP or Idaho Power as of March 1, 2001:


                                        NAME AND ADDRESS             AMOUNT AND NATURE OF          PERCENT
CLASS OF STOCK                         OF BENEFICIAL OWNER           BENEFICIAL OWNERSHIP         OF CLASS
-------------                        ----------------------          --------------------         --------
Idaho Power Common Stock             IDACORP, Inc.(1)                      37,612,351                 100
                                     1221 W. Idaho Street
                                     Boise, Idaho 83702



(1) As a result of the formation of the holding company, IDACORP became the holder of all issued and outstanding shares of Idaho Power common stock on October 1, 1998.

             SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth the number of shares of IDACORP common stock and Idaho Power preferred stock beneficially owned on March 1, 2001, by the Directors and nominees, by those Executive Officers named in the Summary Compensation Table and by the Directors and Executive Officers of IDACORP and Idaho Power as a group:

                                                                              AMOUNT OF             PERCENT
TITLE OF CLASS          NAME OF BENEFICIAL OWNER                       BENEFICIAL OWNERSHIP(1)     OF CLASS
--------------          ------------------------                       -----------------------     --------

Common Stock            Rotchford L. Barker                                       8,409                *
Common Stock            Robert D. Bolinder                                        1,409                *
Common Stock            Roger L. Breezley                                         1,193                *
Common Stock            John B. Carley                                            3,729                *
Common Stock            Peter T. Johnson                                          2,409                *
Common Stock            Jack K. Lemley                                            4,409                *
Common Stock            Evelyn Loveless                                           1,987                *
Common Stock            Jon H. Miller                                               909                *
Common Stock            Peter S. O'Neill                                          1,567                *
Common Stock            Jan B. Packwood                                          34,342                *
Common Stock            Robert A. Tinstman                                        3,409                *
Common Stock            J. LaMont Keen                                           18,664                *
Common Stock            Richard Riazzi                                            9,197                *
Common Stock            James C. Miller                                           5,285                *
Common Stock            Robert W. Stahman                                        18,271                *
Common Stock            All Directors and Executive Officers
                        of IDACORP as a group (15 persons)                      113,193                *
Preferred Stock         All Directors and Executive Officers
                        of IDACORP as a group (15 persons)                           27                *
Common Stock            All Directors and Executive Officers
                        of Idaho Power as a group (20 persons)                  139,840                *
Preferred Stock         All Directors and Executive Officers
                        of Idaho Power as a group (20 persons)                       27                *


(1) Includes shares of Common Stock subject to forfeiture and restrictions on transfer issued pursuant to the 1994 Restricted Stock Plan.

     All Directors and Executive Officers have sole voting and investment power for the shares held by them including shares owned through the Employee Savings Plan and the Dividend Reinvestment and Stock Purchase Plan.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely upon a review of IDACORP and Idaho Power records and copies of reports on Forms 3, 4 and 5 furnished to IDACORP and Idaho Power or written representations that no reports on Form 5 were required, IDACORP and Idaho Power believe that during 2000 all persons subject to the reporting requirements of
Section 16(a) of the Securities Exchange Act of 1934, as amended, filed the required reports on a timely basis except Jack K. Lemley for whom a late Form 5 was filed and for the officers of IDACORP and Idaho Power for whom late Form 5's related to grants and awards under the Restricted Stock Plan were filed.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

                        REPORT OF COMPENSATION COMMITTEE
                            OF THE BOARD OF DIRECTORS
                            ON EXECUTIVE COMPENSATION

GENERAL

     The IDACORP Board of Directors Compensation Committee, which is the same as the Idaho Power Compensation Committee, ("Committee") established all components of 2000 compensation for the Executive Officers of IDACORP and Idaho Power. There were no extra salary adjustments for the Executive Officers who serve in the same positions at IDACORP and Idaho Power.

     The Committee administers the IDACORP and Idaho Power executive compensation program. As such, the Committee is responsible for recommending (1) the compensation philosophy, (2) executive compensation plans that support the philosophy, and (3) the appropriate levels of compensation for Executive Officers. The Committee is composed of four independent, non-employee Directors. Following the development of recommendations by the Compensation Committee, all issues related to executive compensation are submitted to the full Boards of Directors of IDACORP and Idaho Power (which are the same) for approval. The Boards approved, without modification, all executive compensation recommendations of the Committee for 2000.

COMPENSATION PHILOSOPHY

     The compensation philosophy for IDACORP and Idaho Power Executive Officers is consistent with the compensation philosophy Idaho Power has adopted for all employees, except that for Executive Officers and senior managers the Committee has aligned short-term and long-term incentive plans with corporate financial performance and increased the percentage of their total compensation which is at risk. The Idaho Power compensation program is designed to:

     1. manage employee compensation as an investment with the expectation employees will contribute to Idaho Power's financial performance, its environmental record and public reputation;

     2. be competitive with respect to those companies in the markets in which we compete for employees, allowing Idaho Power to successfully attract and retain the qualified employees necessary for long-term success;

     3. recognize individuals for their demonstrated ability to perform their position responsibilities and create long-term shareholder value; and

     4.   balance total compensation with Idaho Power's ability to pay.

2000 BASE SALARIES

     Salary ranges for Executive Officers are reviewed annually and are supported by salary comparisons with similar positions in electric utilities throughout the United States with annual revenues ranging from $500 million to $1 billion. The competitive point for executive compensation for 2000 was targeted near the median of the salary levels for executive officers of these utilities. Actual compensation of individual Executive Officers is based upon their levels of responsibility, experience in their positions, prior experience, breadth of knowledge and job performance. The electric utility group utilized by the Committee to compare Executive Officer salaries is different from the EEI 100 Electric Utilities Index group utilized by IDACORP to compare the financial performance of IDACORP and Idaho Power with a nationally recognized industry standard.

     In November of 1999, the Committee recommended adjustments to the 2000 salary ranges for the Executive Officer group based on the annual Executive Officer compensation review referenced above. Salary adjustments for 2000 averaged approximately 10 percent, to move them nearer (but slightly below) the median of the comparison group. The Committee considered each of the factors discussed above but did not assign a formal weighting for each factor.

SHORT-TERM INCENTIVE COMPENSATION

     The Committee implemented the Idaho Power Executive Incentive Plan effective January 1, 1998 (Executive Incentive Plan). The Executive Incentive Plan ties a portion of each executive's annual compensation to achieving certain financial goals. For 2000, the established financial goals were in the areas of earnings per share and return on common equity. Each goal is designed with a minimum or threshold level and a series of five levels above the threshold with each level having a multiplier which increases as the performance requirement under the goal increases. The threshold level for earnings per share was $2.39 per share with a multiplier of .25; the maximum level was $2.55 per share with a
1.00 multiplier. In 2000, IDACORP earned $3.72 per share. The threshold level for return on common equity was 11.65 percent with a multiplier of .25 with the highest level at 12.33 percent with a 1.00 multiplier. In 2000, IDACORP's return on common equity was 17.04 percent. The award opportunities vary by position as a percentage of base salary with the award opportunities for the officers ranging from a minimum of 7.5 percent to a maximum of 50 percent. The Executive Incentive Plan does not permit the payment of awards if there is no payment of awards under the Employee Incentive Plan. The performance levels within each goal were established based upon the performance in previous years with the higher levels requiring achieving goals in excess of performance in previous years in each goal. In 2000, IDACORP achieved the maximum level of performance for each goal, and as a result, Executive Officers received the maximum award under the Incentive Plan. Awards under the Executive Incentive Plan are reflected in the bonus column of the Summary Compensation table.

LONG-TERM INCENTIVE COMPENSATION

     Long-term incentive awards are intended to develop and retain strong management through share ownership and incentive awards that recognize future performance and maximize stockholder value. Restricted Stock was the primary long-term incentive granted to executive officers and senior managers in 2000. With the adoption by shareholders of the IDACORP 2000 Long-Term Incentive and Compensation Plan at the May 2000 Annual Meeting, the Committee now has the ability to grant stock options.

     When awarding long-term incentives, the Committee considers an executive's level of responsibility, prior experience, individual performance criteria, as well as the compensation practices of the peer group of companies used to evaluate total compensation. The relative weight given to each of these factors varies among individuals at the Committee's discretion.

     1.  Restricted Stock Plan

     The 1994 Restricted Stock Plan ("Plan"), approved by shareholders at the May 1994 Annual Meeting, was implemented in January 1995 as an equity-based long-term incentive plan. A new grant under the Plan was made in January 2000, with a three-year restricted period beginning January 1, 2000 and ending December 31, 2002, with a single financial performance goal of Cumulative Earnings Per Share ("CEPS"). In January of 1998, a grant was made under the Plan for a three year restricted period through December 31, 2000, with a target CEPS of $6.90. The total CEPS for the three year restricted period was $8.52 resulting in awards earned for 2000 at the maximum level for all named executives. To receive a final share award each officer must be employed, as an officer, during the entire restricted period (with certain exceptions), and IDACORP must achieve the CEPS performance goal established by the Board of Directors. The restricted stock grant percentage (a percentage of base salary converted into shares of stock based upon the closing stock price for a share of IDACORP common stock on December 31 of the year preceding the grant) varied by position with the percentages for the Chief Executive Officer ranging from a minimum of 18 percent to a maximum of 53 percent. For all other Executive Officers, the percentage ranged from a minimum of 10 percent to a maximum of 45 percent. The target grant percentages for new grants are reviewed annually as part of the annual Executive Officer compensation review referenced above and the 2000 grants were at a level below the median target levels among the comparison group.

     2.  Stock Options

     The IDACORP 2000 Long-Term Incentive and Compensation Plan, approved by shareholders at the May 2000 Annual Meeting was implemented in July 2000. In July of 2000, stock options with an exercise price set at fair market value on the date of grant were made to four executive officers, including the Chief Executive Officer. Because the exercise price of these options is equal to the fair market value of IDACORP's common stock on the date of grant, the options have value only if the stock price appreciates from the value on the date the options were granted. The options vest ratably over five years (20% per year). The size of each award was determined based on the criteria for awarding long-term incentives stated above and ranged from 40,000 options each for the three Senior Vice-Presidents to 100,000 options for the CEO.

     The 2000 compensation paid to IDACORP and Idaho Power executive officers qualified as fully deductible under federal tax laws. The Committee continues to review the impact of federal tax laws on executive compensation, including
Section 162(m) of the Internal Revenue Code.

INCENTIVE COMPENSATION PLANS -- GOALS

     Since 1995, the Committee has been adjusting executive compensation to place a higher percentage of total executive compensation at risk with the at risk portion tied to corporate financial performance. This adjustment has been accomplished by aligning the short-term and long-term incentive plans with certain financial goals and making the plans a larger percentage of the executive's total compensation. To date, the Committee feels this approach has proven successful and has presented high performance expectations to management in the past and for 2001 and beyond. The Committee believes that a brief review of the goals under the short-term and long-term incentive plans is appropriate in this Report.

     1.  Short Term Incentive Compensation

     In January 1998, the Committee adopted a new Executive Incentive Plan which is described in the Short-Term Incentive Compensation section of this Report. The 1998 Plan had purely financial goals and for the year 2000 was limited to earnings per share and return on common equity. Since adopting the Plan, the maximum goal for earnings per share has gone from $2.34 in 1998 to $2.55 for 2000 and for return on common equity, from 12.1 percent in 1998 to 12.33 percent in 2000. The Committee has continued to increase the target percentage of base salary and the financial goals in connection with awards under the Executive Incentive Plan.

     2.  Long-Term Incentive Compensation

           a.  Restricted Stock

     The 1994 Restricted Stock Plan is a long-term equity based incentive plan with a single financial performance goal of cumulative earnings per share (CEPS) over a three year restricted period. Since implementing the plan, the CEPS goal has gone from a target of $6.00 for the 1995-1997 restricted period to $6.90 for the 1998-2000 restricted period. The Committee has continued to increase the grant percentage (a percentage of base salary converted into shares of stock) and the financial goal (CEPS) in connection with grants under the Restricted Stock Plan.

           b.  Stock Options

     The IDACORP 2000 Long-Term Incentive and Compensation Plan was implemented in July of 2000 with grants to four executive officers with an exercise price of $35.8125 which was the fair market value of IDACORP's common stock on the date of the grant.

CEO SALARY - 2000

     In January of 2000, Mr. Packwood was granted a salary increase of 10.7 percent. The competitiveness of Mr. Packwood's salary was reviewed based upon comparisons with salaries of chief executive officers of comparable utilities with annual revenues ranging from $500 million to $1 billion. The competitive point for Mr. Packwood's salary is targeted near the median of this comparison. The actual 2000 salary adjustment for Mr. Packwood placed him below the median of salary levels for chief executive officers of the comparison utility group and is based on the level of his responsibilities, the depth of his experience, his job performance and the overall competitive level of his current compensation based on the annual Executive Officer compensation review referenced above. The Committee considered each of these factors but did not assign a formal weighting for each factor.

     Mr. Packwood is a participant in the Executive Incentive Plan with a 2000 award opportunity ranging from a minimum of 6.5 percent to a maximum of 50 percent of base salary. This award level was established based upon the Executive Officer compensation review referenced above. In 2000, the Company achieved the maximum level of performance for each goal area, and as a result, Mr. Packwood will receive an award under the Executive Incentive Plan of 50 percent of his base salary. Mr. Packwood is a participant in the Restricted Stock Plan as discussed above. In January of 1998, a grant was made to Mr. Packwood under the Restricted Stock Plan for a three year restricted period through December 31, 2000. The Company achieved the maximum level of performance for the three year restricted period and as a result, Mr. Packwood will receive an award at the maximum level of 45 percent in 2000. Mr. Packwood received a restricted stock grant at the target level of 35 percent in 2000 and will receive a final share award after the restricted period ends in December 2002 if he remains employed by the Company as an officer during the entire restricted period (with certain exceptions) and IDACORP achieves its CEPS performance goal established by the Board of Directors. In addition, in July he received a stock option grant of 100,000 shares under the IDACORP 2000 Long-Term Incentive and Compensation Plan with an exercise price set at fair market value vesting ratably over a five year period (20% per year) contingent upon Mr. Packwood's continued employment with the Corporation. The incentive awards were intended to place a greater portion of Mr. Packwood's total compensation for 2000 "at risk".

                            John B. Carley, Chairman
                            Evelyn Loveless
                            Peter T. Johnson
                            Peter S. O'Neill

                            IDACORP AND IDAHO POWER
                           SUMMARY COMPENSATION TABLE


                                                                    LONG-TERM COMPENSATION
                                      ANNUAL COMPENSATION                   AWARDS
                                 -----------------------------    ---------------------------
                                                                  RESTRICTED      SECURITIES
                                                                     STOCK        UNDERLYING       ALL OTHER
NAME AND                                    SALARY      BONUS     AWARD(S)(1)    STOCK OPTION/  COMPENSATION(2)
PRINCIPAL POSITION                YEAR        ($)        ($)          ($)          SARS (#)           ($)
-----------------                 -----    ---------  ---------    --------     --------------    ----------
Jan B. Packwood ................. 2000      415,000    207,500      145,250         100,000          6,800
  President and                   1999      343,269    112,500       90,000                          6,400
  Chief Executive Officer,        1998      250,000     75,000       75,000                          6,400
  IDACORP and Idaho Power

J. LaMont Keen .................. 2000      250,000    100,000       75,000          40,000          6,270
  Sr. Vice President -            1999      215,692     65,400       61,800                          6,400
  Administration & Chief          1998      200,000     60,000       60,000                          6,400
  Financial Officer,
  IDACORP and Idaho Power

James C. Miller ................. 2000      170,000     68,000       51,000          40,000              0
  Sr. Vice President -            1999      146,923     42,000       35,000                          4,867
  Delivery, Idaho Power           1998      128,000     38,400       32,000                          4,095

Richard Riazzi .................. 2000      250,000    100,000       75,000          40,000          6,800
  Sr. Vice President -            1999      226,692     68,700       54,250                          5,686
  Generation and Marketing        1998      210,000     60,202       52,500                          4,543
  IDACORP and Idaho Power

Robert W. Stahman ............... 2000      165,000     49,500       41,250              --          6,800
  Vice President, General         1999      155,000     46,500       38,750                          6,400
  Counsel and Secretary           1998      150,000     45,000       37,500                          6,400
  IDACORP and Idaho Power

------------------

(1) The aggregate restricted stock holdings as of December 31, 2000 are as follows: Mr. Packwood held 9,897 ($485,567) shares of restricted stock; Mr. Keen held 6,100 ($299,278) shares of restricted stock; Mr. Miller held 3,719 ($182,462) shares of restricted stock; Mr. Riazzi held 5,691 ($279,212) shares of restricted stock; Mr. Stahman held 3,606 shares of restricted stock ($176,918). Dividends are paid on restricted stock when and as paid on the IDACORP Common Stock.

(2) Represents the Company's contribution to the Employee Savings Plan (401-k plan).

                    OPTIONS / SAR GRANTS IN FISCAL YEAR 2000


                                    NUMBER OF     % OF TOTAL
                                   SECURITIES    OPTIONS/SARS
                                   UNDERLYING     GRANTED TO     EXERCISE OR
                                  OPTIONS/SARS   EMPLOYEES IN    BASE PRICE                   GRANT DATE VALUE
               NAME               GRANTED(1) #   FISCAL 2000      ($/SHARE)   EXPIRATION DATE      ($)(2)
               ------               ---------     ----------     -----------  --------------   ---------------

Jan B. Packwood .................... 100,000         45.5%        $35.8125     July 18, 2010      $842,000

J. LaMont Keen ...................... 40,000         18.2%        $35.8125     July 18, 2010      $336,800

James C. Miller ..................... 40,000         18.2%        $35.8125     July 18, 2010      $336,800

Richard Riazzi ...................... 40,000         18.2%        $35.8125     July 18, 2010      $336,800

Robert W. Stahman .................... --             --             --             --               --

------------------

(1) Options were granted pursuant to the 2000 Long-Term Incentive and Compensation Plan. The options vest 20% per year and accelerate upon a change in control.

(2) The grant date values were calculated on the basis of the Binomial option-pricing model. Options were assumed to be exercised 7 years after the date of grant. A risk-free interest rate of 6.15%, stock price volatility of 27% and a dividend yield of 5.19% were used in the calculation of the July option grants to Messrs. Packwood, Keen, Miller and Riazzi. The actual value of the options will depend on the market value of the Company's Common Stock on the dates the options are exercised. No realization of value from the options is possible without an increase in the price of the Company's Common Stock, which would benefit all stockholders commensurately.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION/SAR VALUES


                                                                   NUMBER OF
                                  SHARES                     SECURITIES UNDERLYING  VALUE OF UNEXERCISED IN-THE-
                                ACQUIRED ON     VALUE         UNEXERCISED OPTIONS           MONEY OPTIONS
                                 EXERCISE     REALIZED       AT FISCAL YEAR-END(1)       AT FISCAL YEAR-END
                                    (#)          ($)                  (#)                        ($)
                                 ---------  ------------- --------------------------- -------------------------
                                                         EXERCISABLE     UNEXERCISABLE EXERCISABLE UNEXERCISABLE
                                                         -----------     ------------- ----------- -------------

Jan B. Packwood ..............                                             100,000                   $1,324,750

J. LaMont Keen ...............                                              40,000                   $   529,900

James C. Miller ..............                                              40,000                   $   529,900

Richard Riazzi ...............                                              40,000                   $   529,900

Robert W. Stahman ............                                                --                         --

------------------

(1)  Vesting is accelerated upon a change in control.

                              DIRECTOR COMPENSATION

     During 2000, each Director who was not an employee of IDACORP or Idaho Power received $800 for each Board meeting and for each committee meeting attended. Non-employee Directors who are chairman of Board committees received $1,840 per month; other non-employee Directors received $1,670 per month. In addition, each Director received an annual stock grant under the Director Stock Grant Program of IDACORP, Inc., common stock equal to $8,000, or 228 shares, in June of 2000. Mr. Miller was elected non-executive Chairman of the Board of IDACORP and Idaho Power effective June 1, 1999. His compensation consists of a monthly retainer of $3,000 per month and the annual stock grant under the Director Stock Grant Program of $8,000, or 228 shares, in 2000. Mr. Miller does not receive meeting fees for either Board or committee meetings. Directors may defer all or a portion of any retainers and meeting fees under a deferred compensation plan. Under the plan, at retirement Directors may elect to receive one lump-sum payment of all amounts deferred with interest, or a series of up to 10 equal annual payments, depending upon the specific deferral arrangement. A special account is maintained on the books showing the amounts deferred and the interest accrued thereon. The Directors participate in a non-qualified deferred compensation plan (a non-qualified defined benefit plan for Directors) that is financed by life insurance on the participants and provides, upon retirement from the Idaho Power Board, for the payment of $17,500 per year for a period of 15 years.

     Since each director serves on both the IDACORP and Idaho Power Boards and on the same committees of each Board, the monthly retainer applies to service on both Boards as do the meeting fees for the Board meetings and for each committee which has a corresponding committee at both companies. The practice generally is that meetings of the IDACORP and Idaho Power Boards and the corresponding committees are held in conjunction with each other and a single meeting fee is paid to each director for each set of meetings. Separate meeting fees will be paid in the event a Board or committee meeting is not held in conjunction with a meeting of the corresponding Board or committee and for those committee meetings which do not have a corresponding committee.

                        COMPENSATION COMMITTEE INTERLOCKS
                            AND INSIDER PARTICIPATION

     The members of the Compensation Committees for 2000 were John B. Carley, Peter T. Johnson, Evelyn Loveless and Peter S. O'Neill. O'Neill Enterprises, of which Mr. O'Neill is President, is the developer of the Surprise Valley Partnership which is developing a residential community in southeast Boise. In May of 1995, Idaho Power entered into an agreement leasing approximately 48.21 acres to Surprise Valley Partnership for 10 years at a monthly rate of $1,118.75. The lease payments were based on an 8 percent return on fair market value with the fair market value of the leased land determined by independent appraisers. Idaho Power's appraisal was provided by Nelson & Hastings, Real Estate Appraisers and Consultants, with Brad Janoush Appraisal M.A.I. providing the appraisal for Surprise Valley Partnership.

                            EMPLOYMENT CONTRACTS AND
                          CHANGE OF CONTROL AGREEMENTS

     Idaho Power entered into an employment agreement in 1997 with Richard Riazzi, Vice President - Marketing and Sales, for a three-year term ending December 1999, with automatic one year extensions thereafter unless the parties agree to terminate. The agreement provides for a minimum base salary of $191,000 per year subject to annual review, a phantom stock award made in 1997, plus annual and long-term incentive compensation opportunities. In the event of termination of employment following a change of control, which is defined as the acquisition of beneficial ownership of 20% of voting power, certain changes in the Board, or approval by the shareholders of the liquidation, of certain merger or consolidations or of certain transfers of assets, Mr. Riazzi will receive 18 months base salary plus the greater of two times the most recent annual bonus or two times the average annual bonus for the three previous years, subject to any limitations provided by Section 280G of the Internal Revenue Code.

     IDACORP entered into Change of Control Agreements with the Named Officers in September 1999, which become effective for a three-year period upon a change of control of IDACORP. If a change of control occurs, the Agreements provide that specified payments and benefits would be paid in the event of termination of the Executive's employment (i) by IDACORP, other than for cause, death or disability, or (ii) by the Executive for constructive discharge or retirement, at any time when the Agreements are in effect. In such event, each of the Named Officers would receive payment of an amount equal to two and one-half times his annual compensation, which shall be the highest combined amount of base salary and bonus received by the Named Officer in any one of the five years preceding termination. In addition, under these Agreements, each of the Named Officers would receive (i) the immediate vesting of restricted stock granted prior to the change in control; (ii) outplacement services for 12 months not to exceed $12,000; and (iii) all benefits for a period of 24 months under the welfare benefit plans.

     For these purposes "cause" means the Executive's fraud or dishonesty which has resulted or is likely to result in material economic damage to IDACORP or a subsidiary of IDACORP, as determined in good faith by a vote of at least two-thirds of the non-employee directors of IDACORP at a meeting of the Board at which the Executive is provided an opportunity to be heard. "Constructive discharge" includes material failure by IDACORP to comply with the Agreement, relocation, and certain reduction in compensation or benefits.

     A "change of control" is defined as (i) the acquisition by a party or certain related parties of 20% or more of IDACORP's voting securities; (ii) a purchase by a person of 20% or more of the outstanding stock pursuant to a tender or exchange offer; (iii) shareholder approval of a merger or similar transaction after which IDACORP's shareholders will hold 50% or less of the voting securities of the surviving entity or (iv) a change in a majority of the Board of Directors within a 24-month period without the approval of two-thirds of the members of the Board.

                                PERFORMANCE GRAPH

                 SOURCE: BLOOMBERG AND EDISON ELECTRIC INSTITUTE

                      COMPARISON OF CUMULATIVE TOTAL RETURN
                         $100 INVESTED DECEMBER 31, 1995





                              [PERFORMANCE GRAPH]



     The table shows a COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL SHAREHOLDER RETURN for IDACORP Common Stock, the S&P 500 Index and the Edison Electric Institute (EEI) 100 Electric Utilities Index. The data assumes that $100 was invested on December 31, 1995, with beginning-of-period weighting of the peer group indices (based on market capitalization) and monthly compounding of returns. As of October 1, 1998, all outstanding shares of Idaho Power common stock were exchanged on a share-for-share basis for IDACORP common stock.

                                                          EEI 100
                     IDACORP          S & P 500        ELECTRIC UTILITIES

   1995           $   100.00        $   100.00        $   100.00
   1996               110.37            122.96            101.20
   1997               141.64            163.98            128.90
   1998               143.88            210.84            146.80
   1999               113.13            255.21            119.50
   2000               217.08            231.98            176.82

                               RETIREMENT BENEFITS

     The following table sets forth the estimated annual retirement benefits payable under the Idaho Power Retirement Plan (a qualified defined benefit pension plan for all regular employees) and under the Idaho Power Security Plan for Senior Management Employees (a non-qualified defined benefit plan for senior management employees). The plans cover employees of IDACORP and Idaho Power.


                               PENSION PLAN TABLE

REMUNERATION                                                 YEARS OF SERVICE
------------------            -------------------------------------------------------------------------------------------------
                                    15               20               25               30               35               40
$  75,000                       $ 45,000         $ 48,750         $ 52,500         $ 56,250         $ 56,250         $ 56,250
$ 100,000                       $ 60,000         $ 65,000         $ 70,000         $ 75,000         $ 75,000         $ 75,000
$ 125,000                       $ 75,000         $ 81,250         $ 87,500         $ 93,750         $ 93,750         $ 93,750
$ 150,000                       $ 90,000         $ 97,500         $105,000         $112,500         $112,500         $112,500
$ 175,000                       $105,000         $113,750         $122,500         $131,250         $131,250         $131,250
$ 200,000                       $120,000         $130,000         $140,000         $150,000         $150,000         $150,000
$ 225,000                       $135,000         $146,250         $157,500         $168,750         $168,750         $168,750
$ 250,000                       $150,000         $162,500         $175,000         $187,500         $187,500         $187,500
$ 275,000                       $165,000         $178,750         $192,500         $206,250         $206,250         $206,250
$ 300,000                       $180,000         $195,000         $210,000         $225,000         $225,000         $225,000
$ 325,000                       $195,000         $211,250         $227,500         $243,750         $243,750         $243,750
$ 350,000                       $210,000         $227,500         $245,000         $262,500         $262,500         $262,500
$ 375,000                       $225,000         $243,750         $262,500         $281,250         $281,250         $281,250
$ 400,000                       $240,000         $260,000         $280,000         $300,000         $300,000         $300,000
$ 450,000                       $270,000         $292,500         $315,000         $337,500         $337,500         $337,500
$ 500,000                       $300,000         $325,000         $350,000         $375,000         $375,000         $375,000


     Benefits under the Retirement Plan for senior management employees at normal retirement age are calculated on years of credited service using the average of the highest five consecutive years' salary plus bonus (as reported in the Summary Compensation Table) in the last 10 years before retirement. Benefits under the Security Plan for Senior Management Employees are based upon a similar average of the highest five consecutive years of salary plus bonus in the last 10 years before retirement, a normal retirement age of 62 years, years of participation as a senior management employee, and are payable over the participant's lifetime. Generally, total retirement benefits from the Retirement Plan and Security Plan for Senior Management Employees will range from 60 percent to 75 percent of the participant's average salary plus bonus in the highest five consecutive years in the last 10 years of employment. The Security Plan is financed by life insurance on the participants and is designed so that if assumptions made as to mortality expectation, policy dividends and other factors are realized, Idaho Power will recover the cost of this plan. Effective August 1, 1996, Idaho Power terminated its Supplemental Employee Retirement Plan (a non-qualified plan that provided benefits that would otherwise have been denied participants by reason of certain Internal Revenue Code limitations on qualified plan benefits). Benefits payable from the Retirement Plan and the Security Plan are included in the table above. Benefits shown above are not subject to any deduction for Social Security benefits or other offset amounts.

     As of December 31, 2000, the final five-year average salary plus bonus under the retirement plans as referred to above for the Executive Officers named in the Summary Compensation Table are: Mr. Packwood, $330,943; Mr. Keen, $241,816; Mr. Riazzi, $254,783; Mr. Miller, $153,949; and Mr. Stahman, $180,584.
Years of credited service under the Retirement Plan and years of participation as a senior management employee are, respectively: Mr. Packwood, 30, 24; Mr. Keen, 27, 18; Mr. Miller 24, 13; and Mr. Stahman 23, 18. Mr. Riazzi has four years of credited service, but has not vested in the plan.

                                  ANNUAL REPORT

     IDACORP's 2000 annual report to shareholders, including financial statements for 1998, 1999 and 2000, was mailed on or about April 6, 2001, to all shareholders of record. Idaho Power financial statements for 1998, 1999 and 2000 included in the joint Annual Report on Form 10-K were mailed to Idaho Power shareholders of record on or about April 6, 2001.

     IDACORP hereby undertakes to deliver promptly, upon written or oral request, a separate copy of the annual report to shareholders, or proxy statement, as applicable, to an IDACORP shareholder at a shared address to which a single copy of the document was delivered. Idaho Power hereby undertakes to deliver promptly, upon written or oral request, a separate copy of the Idaho Power financial statements, or proxy statement, as applicable, to an Idaho Power shareholder at a shared address to which a single copy of the document was delivered. Requests should be addressed to Shareowner Services, 1221 West Idaho Street, Boise, Idaho 83702, telephone 1-800-635-5406.

                    2001 JOINT ANNUAL MEETING OF SHAREHOLDERS

     Nominations for Director may be made only by the Board of Directors or by a shareholder entitled to vote who has delivered written notice to the Secretary of IDACORP or Idaho Power, as the case may be, not earlier than 90 days, and not later than 60 days, prior to the first anniversary of this annual meeting.

     Rule 14a-4 of the Securities and Exchange Commission's proxy rules allows a company to use discretionary voting authority to vote on matters coming before an annual meeting of shareholders, if the company does not have notice of the matter at least 45 days before the date corresponding to the date on which the company first mailed its proxy materials for prior year's annual meeting of shareholders or the date specified by an advance notice provision in the company's bylaws. The Bylaws of IDACORP and Idaho Power contain such an advance notice provision. Under the Bylaws, no business may be brought before an annual meeting of the shareholders except as specified in the notice of the meeting or as otherwise properly brought before the meeting by or at the direction of the Board or by a shareholder entitled to vote who has delivered written notice to the Secretary of IDACORP or Idaho Power, as the case may be, not earlier than 90 days, and not later than 60 days, prior to the first anniversary of this annual meeting.

     For the 2002 Joint Annual Meeting of Shareholders, expected to be held on May 16, 2002, IDACORP and Idaho Power shareholders must submit such nominations or proposals to the Secretary of IDACORP or Idaho Power, as the case may be, no earlier than February 14, 2002 and no later than March 18, 2002.

     The requirements referred to above are separate and apart from the Securities and Exchange Commission's requirements that a shareholder must meet in order to have a shareholder proposal included in the proxy statement under Rule 14a-8. For the 2002 Joint Annual Meeting of Shareholders expected to be held on May 16, 2002, any shareholder who wishes to submit a proposal for inclusion in the joint proxy materials pursuant to Rule 14a-8 must submit such proposal to the Secretary of IDACORP or Idaho Power, as the case may be, on or before December 7, 2001.

     IT IS REQUESTED THAT EACH SHAREHOLDER WHO CANNOT ATTEND THE MEETING VOTE HIS OR HER PROXY OR PROXIES WITHOUT DELAY.

                                                                       EXHIBIT A

                          IDACORP, INC. 2000 LONG-TERM
                        INCENTIVE AND COMPENSATION PLAN


ARTICLE 1.     ESTABLISHMENT, PURPOSE AND DURATION

     1.1 ESTABLISHMENT OF THE PLAN. IDACORP, Inc., an Idaho corporation (hereinafter referred to as the "Company"), hereby establishes an incentive and compensation plan for officers, key employees and directors, to be known as the "IDACORP, Inc. 2000 Long-Term Incentive and Compensation Plan" (hereinafter referred to as the Plan"), as set forth in this document. The Plan permits the grant of nonqualified stock options (NQSO), incentive stock options (ISO), stock appreciation rights (SAR), restricted stock, restricted stock units, performance units, performance shares and other awards.

     The Plan shall become effective when approved by the shareholders at the 2000 Annual Meeting of Shareholders (the "Effective Date") and shall remain in effect as provided in Section 1.3 herein.

     1.2 PURPOSE OF THE PLAN. The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of Participants to those of Company shareholders and customers.

     The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract and retain the services of Participants upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent.

     1.3 DURATION OF THE PLAN. The Plan shall commence on the Effective Date, as described in Section 1.1 herein, and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to
Article 15 herein, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions.

ARTICLE 2.     DEFINITIONS

     Whenever used in the Plan, the following terms shall have the meanings set forth below and, when such meaning is intended, the initial letter of the word is capitalized:

     2.1 AWARD means, individually or collectively, a grant under the Plan of NQSOs, ISOs, SARs, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares or any other type of award permitted under Article 10 of the Plan.

     2.2 AWARD AGREEMENT means an agreement entered into by each Participant and the Company, setting forth the terms and provisions applicable to an Award granted to a Participant under the Plan.

     2.3 BASE VALUE of an SAR shall have the meaning set forth in Section 7.1 herein.

     2.4 BOARD or BOARD OF DIRECTORS means the Board of Directors of the
Company.

     2.5 CHANGE IN CONTROL means the earliest of the following to occur:

          (a) the public announcement by the Company or by any person (which shall not include the Company, any subsidiary of the Company or any employee benefit plan of the Company or of any subsidiary of the Company) ("Person") that such Person, who or which, together with all Affiliates and Associates (within the meanings ascribed to such terms in Rule 12b-2 of the Exchange Act) of such Person, shall be the beneficial owner of twenty percent (20%) or more of the voting stock then outstanding;


                                       A1

          (b) the commencement of, or after the first public announcement of any Person to commence, a tender or exchange offer the consummation of which would result in any Person becoming the beneficial owner of voting stock aggregating thirty percent (30%) or more of the then outstanding voting stock;

          (c) the announcement of any transaction relating to the Company required to be described pursuant to the requirements of Item 6(e) of
     Schedule 14A of Regulation 14A of the Securities and Exchange Commission under the Exchange Act;

          (d) a proposed change in the constituency of the Board such that, during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election or nomination for election by the shareholders of the Company of each new director was approved by a vote of at least two-thirds (2/3) of the directors then still in office who were members of the Board at the beginning of the period;

          (e) the Company enters into an agreement of merger, consolidation, share exchange or similar transaction with any other corporation other than a transaction which would result in the Company's voting stock outstanding immediately prior to the consummation of such transaction continuing to represent (either by remaining outstanding or by being converted into voting stock of the surviving entity) at least two-thirds of the combined voting power of the Company's or such surviving entity's outstanding voting stock immediately after such transaction;

          (f) the Board approves a plan of liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company (in one transaction or a series of transactions) of all or substantially all of the Company's assets to a person or entity which is not an affiliate of the Company other than a transaction(s) for the purpose of dividing the Company's assets into separate distribution, transmission or generation entities or such other entities as the Company may determine; or

          (g) any other event which shall be deemed by a majority of the Executive Committee of the Board to constitute a "Change in Control."

     2.6 CODE means the Internal Revenue Code of 1986, as amended from time to time.

     2.7 COMMITTEE means the committee, as specified in Article 3, appointed by the Board to administer the Plan with respect to Awards.

     2.8 COMPANY means IDACORP, Inc., an Idaho corporation, or any successor thereto as provided in Article 17 herein.

     2.9 COVERED EMPLOYEE means any Participant who would be considered a "covered employee" for purposes of Section 162(m) of the Code.

     2.10 DIRECTOR means any individual who is a member of the Board of Directors of the Company.

     2.11 DISABILITY means the continuous inability of an Employee because of illness or injury to engage in any occupation or employment for wage or profit with the Company or any other employer (including self-employment) for which he is reasonably qualified by education, training or experience. An Employee will not be considered disabled during any period unless he is under the regular care and attendance of a duly qualified physician.

     2.12 DIVIDEND EQUIVALENT means, with respect to Shares subject to an Award, a right to be paid an amount equal to dividends declared on an equal number of outstanding Shares.

                                       A2

     2.13 ELIGIBLE PERSON means a Person who is eligible to participate in the Plan, as set forth in Section 5.1 herein.

     2.14 EMPLOYEE means an individual who is paid on the payroll of the Company or of the Company's Subsidiaries, who is not covered by any collective bargaining agreement to which the Company or any of its Subsidiaries is a party, and is classified in the payroll system as a regular full-time, part-time or temporary employee. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Subsidiaries (or between Subsidiaries) shall not be deemed a termination of employment.

     2.15 EXCHANGE ACT means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

     2.16 EXERCISE PERIOD means the period during which an SAR or Option is exercisable, as set forth in the related Award Agreement.

     2.17 FAIR MARKET VALUE means the average of the high and low sale prices as reported in the consolidated transaction reporting system, or, if there was no such sale on the relevant date, then on the last previous day on which a sale was reported.

     2.18  FREESTANDING SAR means an SAR that is not a Tandem SAR.

     2.19 INCENTIVE STOCK OPTION or ISO means an option to purchase Shares, granted under Article 6 herein, which is designated as an Incentive Stock Option and satisfies the requirements of Section 422 of the Code.

     2.20 NONQUALIFIED STOCK OPTION or NQSO means an option to purchase Shares, granted under Article 6 herein, which is not intended to be an Incentive Stock Option under Section 422 of the Code.

     2.21 OPTION means an Incentive Stock Option or a Nonqualified Stock Option.

     2.22 OPTION EXERCISE PRICE means the price at which a Share may be purchased by a Participant pursuant to an Option, as determined by the Committee and set forth in the Option Award Agreement.

     2.23 PARTICIPANT means an Eligible Person who has outstanding an Award granted under the Plan.

     2.24 PERFORMANCE GOALS means the performance goals established by the Committee, which shall be based on one or more of the following measures: sales or revenues, earnings per share, shareholder return and/or value, funds from operations, operating income, gross income, net income, cash flow, return on equity, return on capital, earnings before interest, operating ratios, stock price, customer satisfaction, accomplishment of mergers, acquisitions, dispositions or similar extraordinary business transactions, profit returns and margins, financial return ratios and/or market performance. Performance goals may be measured solely on a corporate, subsidiary or business unit basis, or a combination thereof. Performance goals may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or other external measure.

     2.25 PERFORMANCE PERIOD means the time period during which Performance Unit/Performance Share Performance Goals must be met.

     2.26  PERFORMANCE SHARE means an Award described in Article 9 herein.

     2.27  PERFORMANCE UNIT means an Award described in Article 9 herein.

                                       A3

     2.28 PERIOD OF RESTRICTION means the period during which the transfer of Restricted Stock is limited in some way, as provided in Article 8 herein.

     2.29 PERSON shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act, as used in Sections 13(d) and 14(d) thereof, including usage in the definition of a "group" in Section 13(d) thereof.

     2.30 PLAN means the IDACORP, Inc. 2000 Long-Term Incentive and Compensation Plan.

     2.31 QUALIFIED RESTRICTED STOCK means an Award of Restricted Stock designated as Qualified Restricted Stock by the Committee at the time of grant and intended to qualify for the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C).

     2.32 QUALIFIED RESTRICTED STOCK UNIT means an Award of Restricted Stock Units designated as Qualified Restricted Stock Units by the Committee at the time of grant and intended to qualify for the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C).

     2.33  RESTRICTED STOCK means an Award described in Article 8 herein.

     2.34 RESTRICTED STOCK UNIT means an Award described in Article 8 herein.

     2.35 RETIREMENT means a Participant's termination from employment with the Company or a Subsidiary at the Participant's Early or Normal Retirement Date, as applicable.

          (a) EARLY RETIREMENT DATE -- shall mean the date on which a Participant terminates employment, if such termination date occurs on or after Participant's attainment of age fifty-five
               (55) but prior to Participant's Normal Retirement Date.

          (b) NORMAL RETIREMENT DATE -- shall mean the date on which the Participant terminates employment, if such termination date occurs on or after the Participant attains age sixty-two (62).

     2.36  SECURITIES ACT means the Securities Act of 1933, as amended.

     2.37 SHARES means the shares of common stock, no par value, of the Company.

     2.38 STOCK APPRECIATION RIGHT or SAR means a right, granted alone or in connection with a related Option, designated as an SAR, to receive a payment on the day the right is exercised, pursuant to the terms of Article 7 herein. Each SAR shall be denominated in terms of one Share.

     2.39 SUBSIDIARY means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     2.40 TANDEM SAR means an SAR that is granted in connection with a related Option, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall be similarly canceled).

ARTICLE 3.     ADMINISTRATION

     3.1 THE COMMITTEE. The Plan shall be administered by the Compensation Committee or such

                                       A4
other committee (the "Committee") as the Board of Directors shall select consisting solely of two or more members of the Board. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors.

     3.2 AUTHORITY OF THE COMMITTEE. The Committee shall have full power except as limited by law, the Articles of Incorporation or the Bylaws of the Company, subject to such other restricting limitations or directions as may be imposed by the Board and subject to the provisions herein, to determine the Eligible Persons to receive Awards; to determine the size and types of Awards; to determine the terms and conditions of such Awards; to construe and interpret the Plan and any agreement or instrument entered into under the Plan; to establish, amend or waive rules and regulations for the Plan's administration; and (subject to the provisions of Article 15 herein) to amend the terms and conditions of any outstanding Award. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law, the Committee may delegate its authorities as identified hereunder.

     3.3 RESTRICTIONS ON DISTRIBUTION OF SHARES AND SHARE TRANSFERABILITY. Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any Shares or benefits under the Plan unless such delivery would comply with all applicable laws (including, without limitation, the Securities Act) and applicable requirements of any securities exchange or similar entity and unless the Participant's tax obligations have been satisfied as set forth in Article 16. The Committee may impose such restrictions on any Shares acquired pursuant to Awards under the Plan as it may deem advisable, including, without limitation, restrictions to comply with applicable Federal securities laws, with the requirements of any stock exchange or market upon which such Shares are then listed and/or traded and with any blue sky or state securities laws applicable to such Shares.

     3.4 DECISIONS BINDING. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders or resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its shareholders, Eligible Persons, Employees, Participants and their estates and beneficiaries.

     3.5 COSTS. The Company shall pay all costs of administration of the Plan.

ARTICLE 4.     SHARES SUBJECT TO THE PLAN

     4.1 NUMBER OF SHARES. Subject to Section 4.2 herein, the maximum number of Shares available for grant under the Plan shall be 2,050,000. Shares underlying lapsed or forfeited Awards, or Awards that are not paid in Shares, may be reused for other Awards; if the Option Exercise Price is satisfied by tendering Shares, only the number of Shares issued net of the Shares tendered shall be deemed issued under the Plan. Shares granted pursuant to the Plan may be (i) authorized but unissued Shares of common stock, (ii) treasury shares or (iii) Shares purchased on the open market.

     4.2 ADJUSTMENTS IN AUTHORIZED SHARES AND AWARDS. In the event of any merger, reorganization, consolidation, recapitalization, liquidation, stock dividend, split-up, spin-off, stock split, reverse stock split, share combination, share exchange or other change in the corporate structure of the Company affecting the Shares, such adjustment shall be made in the outstanding Awards, the number and class of Shares which may be delivered under the Plan, and in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights. Notwithstanding the foregoing, (i) each such adjustment with respect to an Incentive Stock Option shall comply with the rules of Section 424(a) of the Code and (ii) in no event shall any adjustment be made which would render any Incentive Stock Option granted hereunder to be other than an incentive stock option for purposes of Section 422 of the Code. In no event shall the Committee have the right to amend an outstanding Option Award for the sole purpose of reducing the exercise price thereof.

                                       A5

     4.3 INDIVIDUAL LIMITATIONS. Subject to Section 4.2 above, (i) the total number of Shares with respect to which Options or SARs may be granted in any calendar year to any Covered Employee shall not exceed 250,000 Shares; (ii) the total number of Qualified Restricted Stock Shares or Qualified Restricted Stock Units that may be granted in any calendar year to any Covered Employee shall not exceed 250,000 Shares or Units, as the case may be; (iii) the total number of Performance Shares or Performance Units that may be granted in any calendar year to any Covered Employee shall not exceed 250,000 Shares or Units, as the case may be; (iv) the total number of Shares that are intended to qualify for deduction under Section 162(m) of the Code granted pursuant to Article 10 herein in any calendar year to any Covered Employee shall not exceed 250,000 Shares;
(v) the total cash Award that is intended to qualify for deduction under Section 162(m) of the Code that may be paid pursuant to Article 10 herein in any calendar year to any Covered Employee shall not exceed $500,000; and (vi) the aggregate number of Dividend Equivalents that are intended to qualify for deduction under Section 162(m) of the Code that a Covered Employee may receive in any calendar year shall not exceed 1,000,000.

ARTICLE 5.     ELIGIBILITY AND PARTICIPATION

     5.1 ELIGIBILITY. Persons eligible to participate in the Plan ("Eligible Persons") include all officers, key employees and directors of the Company and its Subsidiaries, as determined by the Committee.

     5.2 ACTUAL PARTICIPATION. Subject to the provisions of the Plan, the Committee may, from time to time, select from all Eligible Persons those to whom Awards shall be granted.

ARTICLE 6.     STOCK OPTIONS

     6.1 GRANT OF OPTIONS. Subject to the terms and conditions of the Plan, Options may be granted to an Eligible Person at any time and from time to time, as shall be determined by the Committee.

     The Committee shall have complete discretion in determining the number of Shares subject to Options granted to each Eligible Person (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such Options. The Committee may grant ISOs, NQSOs or a combination thereof.

     6.2 OPTION AWARD AGREEMENT. Each Option grant shall be evidenced by an Option Award Agreement that shall specify the Option Exercise Price, the term of the Option, the number of Shares to which the Option pertains, the Exercise Period and such other provisions as the Committee shall determine, including but not limited to any rights to Dividend Equivalents. The Option Award Agreement shall also specify whether the Option is intended to be an ISO or a NQSO.

     6.3 EXERCISE OF AND PAYMENT FOR OPTIONS. Options granted under the Plan shall be exercisable at such times and shall be subject to such restrictions and conditions as the Committee shall in each instance approve.

     A Participant may exercise an Option at any time during the Exercise Period. Options shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by provision for full payment for the Shares.

     The Option Exercise Price shall be payable: (a) in cash or its equivalent,
(b) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Exercise Price, (c) by broker-assisted cashless exercise or (d) by a combination of (a), (b) and/or
(c).

     6.4 TERMINATION. Each Option Award Agreement shall set forth the extent to which the Participant

                                       A6
shall have the right to exercise the Option following termination of the Participant's employment with or service on the Board of the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee (subject to applicable law), shall be included in the Option Award Agreement entered into with Participants, need not be uniform among all Options granted pursuant to the Plan or among Participants and may reflect distinctions based on the reasons for termination.

     6.5 TRANSFERABILITY OF OPTIONS. Except as otherwise determined by the Committee, all Options granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant, and no Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. ISOs are not transferable other than by will or by the laws of descent and distribution.

ARTICLE 7.     STOCK APPRECIATION RIGHTS

     7.1 GRANT OF SARS. Subject to the terms and conditions of the Plan, an SAR may be granted to an Eligible Person at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs or any combination of these forms of SARs.

     The Committee shall have complete discretion in determining the number of SARs granted to each Eligible Person (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

     The Base Value of a Freestanding SAR shall equal the Fair Market Value of a Share on the date of grant of the SAR. The Base Value of Tandem SARs shall equal the Option Exercise Price of the related Option.

     7.2 SAR AWARD AGREEMENT. Each SAR grant shall be evidenced by an SAR Award Agreement that shall specify the number of SARs granted, the Base Value, the term of the SAR, the Exercise Period and such other provisions as the Committee shall determine.

     7.3 EXERCISE AND PAYMENT OF SARS. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

     Notwithstanding any other provision of the Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (i) the Tandem SAR will expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Exercise Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Exercise Price of the ISO.

     Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them.

     A Participant may exercise an SAR at any time during the Exercise Period. SARs shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of SARs being exercised. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount equal to the product of:

          i. the excess of (i) the Fair Market Value of a Share on the date of exercise over (ii) the Base Value multiplied by

                                       A7

          ii.  the number of Shares with respect to which the SAR is exercised.

     At the sole discretion of the Committee, the payment to the Participant upon SAR exercise may be in cash, in Shares of equivalent value or in some combination thereof.

     7.4 TERMINATION. Each SAR Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant's employment with or service on the Board of the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the SAR Award Agreement entered into with Participants, need not be uniform among all SARs granted pursuant to the Plan or among Participants and may reflect distinctions based on the reasons for termination.

     7.5 TRANSFERABILITY OF SARS. Except as otherwise determined by the Committee, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant or his or her legal representative, and no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

ARTICLE 8.     RESTRICTED STOCK AND RESTRICTED STOCK UNITS

     8.1 GRANT OF RESTRICTED STOCK AND RESTRICTED STOCK UNITS. Subject to the terms and conditions of the Plan, Restricted Stock and/or Restricted Stock Units may be granted to an Eligible Person at any time and from time to time, as shall be determined by the Committee.

     The Committee shall have complete discretion in determining the number of shares of Restricted Stock and/or Restricted Stock Units granted to each Eligible Person (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such Awards.

     In addition, the Committee may, prior to or at the time of grant, designate an Award of Restricted Stock or Restricted Stock Units as Qualified Restricted Stock or Qualified Restricted Stock Units, as the case may be, in which event it will condition the grant or vesting, as applicable, of such Qualified Restricted Stock or Qualified Restricted Stock Units, as the case may be, upon the attainment of the Performance Goals selected by the Committee.

     8.2 RESTRICTED STOCK/RESTRICTED STOCK UNIT AWARD AGREEMENT. Each grant of Restricted Stock and/or Restricted Stock Units grant shall be evidenced by a Restricted Stock and/or Restricted Stock Unit Award Agreement that shall specify the number of shares of Restricted Stock and/or Restricted Stock Units granted, the initial value (if applicable), the Period or Periods of Restriction, and such other provisions as the Committee shall determine.

     8.3 TRANSFERABILITY. Restricted Stock and Restricted Stock Units granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Award Agreement. During the applicable Period of Restriction, all rights with respect to the Restricted Stock and Restricted Stock Units granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant or his or her legal representative.

     8.4 CERTIFICATES. No certificates representing Stock shall be issued until such time as all restrictions applicable to such Shares have been satisfied.

     8.5 REMOVAL OF RESTRICTIONS. Restricted Stock shall become freely transferable by the Participant after the last day of the Period of Restriction applicable thereto. Once Restricted Stock is released from the restrictions, the Participant shall be entitled to receive a certificate. Payment of Restricted Stock Units shall be made after the last day of the Period of Restriction applicable thereto. The Committee, in

                                       A8
its sole discretion, may pay Restricted Stock Units in cash or in Shares (or in a combination thereof), which have an aggregate Fair Market Value equal to the value of the Restricted Stock Units.

     8.6 VOTING RIGHTS. During the Period of Restriction, Participants may exercise full voting rights with respect to the Restricted Stock.

     8.7 DIVIDENDS AND OTHER DISTRIBUTIONS. Subject to the Committee's right to determine otherwise at the time of grant, during the Period of Restriction, Participants shall receive all regular cash dividends paid with respect to the Shares while they are so held. All other distributions paid with respect to such Restricted Stock shall be credited to Participants subject to the same restrictions on transferability and forfeitability as the Restricted Stock with respect to which they were paid and shall be paid to the Participant promptly after the full vesting of the Restricted Stock with respect to which such distributions were made.

     Rights, if any, to Dividend Equivalents on Restricted Stock Units shall be established by the Committee at the time of grant and set forth in the Award Agreement.

     8.8 TERMINATION. Each Restricted Stock/Restricted Stock Unit Award Agreement shall set forth the extent to which the Participant shall have the right to receive Restricted Stock and/or a Restricted Stock Unit payment following termination of the Participant's employment with or service on the Board of the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all grants of Restricted Stock/Restricted Stock Units or among Participants and may reflect distinctions based on the reasons for termination.

ARTICLE 9.     PERFORMANCE UNITS AND PERFORMANCE SHARES

     9.1 GRANT OF PERFORMANCE UNITS AND PERFORMANCE SHARES. Subject to the terms and conditions of the Plan, Performance Units and/or Performance Shares may be granted to an Eligible Person at any time and from time to time, as shall be determined by the Committee.

     The Committee shall have complete discretion in determining the number of Performance Units and/or Performance Shares granted to each Eligible Person (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such Awards.

     9.2 PERFORMANCE UNIT/PERFORMANCE SHARE AWARD AGREEMENT. Each grant of Performance Units and/or Performance Shares shall be evidenced by a Performance Unit and/or Performance Share Award Agreement that shall specify the number of Performance Units and/or Performance Shares granted, the initial value (if applicable), the Performance Period, the Performance Goals and such other provisions as the Committee shall determine, including but not limited to any rights to Dividend Equivalents.

     9.3 VALUE OF PERFORMANCE UNITS/PERFORMANCE SHARES. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. The value of a Performance Share shall be equal to the Fair Market Value of a Share. The Committee shall set Performance Goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Units/Performance Shares that will be paid out to the Participants.

     9.4 EARNING OF PERFORMANCE UNITS/PERFORMANCE SHARES. After the applicable Performance Period has ended, the Participant shall be entitled to receive a payout with respect to the Performance Units/Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Goals have been achieved.


                                       A9

     9.5 FORM AND TIMING OF PAYMENT OF PERFORMANCE UNITS/PERFORMANCE SHARES. Payment of earned Performance Units/Performance Shares shall be made following the close of the applicable Performance Period. The Committee, in its sole discretion, may pay earned Performance Units/Shares in cash or in Shares (or in a combination thereof), which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions deemed appropriate by the Committee.

     9.6 TERMINATION. Each Performance Unit/Performance Share Award Agreement shall set forth the extent to which the Participant shall have the right to receive a Performance Unit/Performance Share payment following termination of the Participant's employment with or service on the Board of the Company and its Subsidiaries during a Performance Period. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all grants of Performance Units/Performance Shares or among Participants and may reflect distinctions based on reasons for termination.

     9.7 TRANSFERABILITY. Except as otherwise determined by the Committee, a Participant's rights with respect to Performance Units/Performance Shares granted under the Plan shall be available during the Participant's lifetime only to such Participant or the Participant's legal representative and Performance Units/Performance Shares may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

ARTICLE 10.    OTHER AWARDS

     The Committee shall have the right to grant other Awards which may include, without limitation, the grant of Shares based on attainment of Performance Goals established by the Committee, the payment of Shares in lieu of cash or cash based on attainment of Performance Goals established by the Committee, and the payment of Shares in lieu of cash under other Company incentive or bonus programs. Payment under or settlement of any such Awards shall be made in such manner and at such times as the Committee may determine.

ARTICLE 11.    BENEFICIARY DESIGNATION

     Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of the Participant's death before the Participant receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company and will be effective only when filed by the Participant in writing with the Company during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

     The spouse of a married Participant domiciled in a community property jurisdiction shall join in any designation of beneficiary or beneficiaries other than the spouse.

ARTICLE 12.    DEFERRALS

     The Committee may permit a Participant to defer the Participant's receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under the Plan. If any such deferral election is permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

ARTICLE 13.    RIGHTS OF PARTICIPANTS

     13.1 TERMINATION. Nothing in the Plan shall interfere with or limit in any way the right of the Company

                                      A10
or any Subsidiary to terminate any Participant's employment or other relationship with the Company or any Subsidiary at any time, for any reason or no reason in the Company's or the Subsidiary's sole discretion, nor confer upon any Participant any right to continue in the employ of, or otherwise in any relationship with, the Company or any Subsidiary.

     13.2 PARTICIPATION. No Eligible Person shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive a future Award.

     13.3 LIMITATION OF IMPLIED RIGHTS. Neither a Participant nor any other Person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including, without limitation, any specific funds, assets or other property which the Company or any Subsidiary, in their sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Shares or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary. Nothing contained in the Plan shall constitute a guarantee that the assets of such companies shall be sufficient to pay any benefits to any Person.

     Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any right as a shareholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

ARTICLE 14.    CHANGE IN CONTROL

     The terms of this Article 14 shall immediately become operative, without further action or consent by any person or entity, upon a Change in Control, and once operative shall supersede and take control over any other provisions of this Plan.

     Upon a Change in Control

          (a) Any and all Options and SARs granted hereunder shall become immediately vested and exercisable;

          (b) Any restriction periods and restrictions imposed on Restricted Stock, Restricted Stock Units, Qualified Restricted Stock or Qualified Restricted Stock Units shall be deemed to have expired; any Performance Goals shall be deemed to have been met at the target level; such Restricted Stock and Qualified Restricted Stock shall become immediately vested in full, and such Restricted Stock Units and Qualified Restricted Stock Units shall be paid out in cash; and

          (c) The target payout opportunity attainable under all outstanding Awards of Performance Units and Performance Shares and any other Awards shall be deemed to have been fully earned for the entire Performance Period(s) as of the effective date of the Change in Control. All Awards shall become immediately vested. All Performance Shares and other Awards denominated in Shares shall be paid out in Shares, and all Performance Units and other Awards shall be paid out in cash.

ARTICLE 15.    AMENDMENT, MODIFICATION AND TERMINATION

     15.1 AMENDMENT, MODIFICATION AND TERMINATION. The Board may, at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part.

     15.2 AWARDS PREVIOUSLY GRANTED. No termination, amendment or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan without the written consent of the Participant holding such Award, unless such termination, modification or amendment is required by applicable law and except as otherwise provided herein.

                                      A11

ARTICLE 16.    WITHHOLDING

     16.1 TAX WITHHOLDING. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount (including any Shares withheld as provided below) sufficient to satisfy Federal, state and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to an Award made under the Plan.

     16.2 SHARE WITHHOLDING. With respect to tax withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising out of or as a result of Awards granted hereunder, Participants may elect to satisfy the withholding requirement, in whole or in part, by tendering Shares held by the Participant or by having the Company withhold Shares having a Fair Market Value equal to the minimum statutory total tax which could be imposed on the transaction. All elections shall be irrevocable, made in writing and signed by the Participant.

ARTICLE 17.    SUCCESSORS

     All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise of all or substantially all of the business and/or assets of the Company.

ARTICLE 18.    LEGAL CONSTRUCTION

     18.1 GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular and the singular shall include the plural.

     18.2 SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

     18.3 REQUIREMENTS OF LAW. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

     18.4 GOVERNING LAW. To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with, and governed by, the laws of the State of Idaho.


Adopted by the Board on January 20, 1999
Approved by the Shareholders May 11, 2000
Amended by the Board January 18, 2001
Approved by the Shareholders on ________________

                                      A12

                                                                       EXHIBIT B

                             AUDIT COMMITTEE CHARTER

                    FOR IDACORP, INC. AND IDAHO POWER COMPANY

I.   PURPOSE

     The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information provided to the shareholders and others, the systems of internal controls and compliance programs that management and the Board have established, the audit process and services provided by the independent auditors, and the Internal Auditing Department activities.

II.  COMPOSITION

     The Audit Committee shall be composed of three or four Directors, one of whom shall serve as Chairperson, who have no relationship to the Company that may interfere with the exercise of their independence from management and the Corporation. Each member of the Audit Committee shall be financially literate, as such qualification is interpreted by the Board of Directors. At least one member of the Audit Committee must have accounting or related financial management expertise, as the Board of Directors interprets such qualification in its business judgement. Any further requirements as to members, as established by the New York Stock Exchange, Inc., shall apply. The Committee and the Chairperson shall be nominated by the Executive Committee and elected at the Board's regularly scheduled July meeting.

III. DUTIES AND RESPONSIBILITIES

     A.    FINANCIAL REPORTING

               Review, prior to the release to shareholders and the Securities and Exchange Commission (SEC), with management and the independent auditors the financial statements contained in the annual report to shareholders and Form 10-K. Regarding quarterly financial reports, the Committee, prior to release to shareholders and the SEC, shall review the financial statements and be made aware of any item which materially affects the quarterly financial results. The Chair of the Committee or its designee may represent the entire Committee for purposes of this review.

               Review with management any accounting and financial reporting changes proposed and/or adopted by the Financial Accounting Standards Board, the American Institute of Certified Public Accountants and the Internal Revenue Service.

     B.    INDEPENDENT AUDITORS

               Review and recommend to the Board of Directors the selection of the independent auditors to be ratified by shareholders to audit the financial reports of the Company and its subsidiaries. The independent auditors for the Corporation are ultimately accountable to the Board of Directors and the Audit Committee. The Audit Committee and the Board of Directors have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors and/or nominate the independent auditors to be proposed for shareholder approval in any proxy statement. The Committee's review of the independent auditors shall include the annual audit process including the scope, fees and audit procedures


                                       B1
           to be utilized, the results of the annual audit including financial statements and related footnotes, significant changes in the scope of the audit or audit procedures, difficulties encountered with management and conduct of the audit under generally accepted accounting principles, and the independence of the independent auditor. The Audit Committee is responsible for ensuring that the independent auditors submit on an annual basis to the Audit Committee a formal written statement delineating all relationships between the independent auditors and the Company, consistent with Independence Standards Board Standard No. 1. The Audit Committee is responsible for actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and for recommending that the Board of Directors take appropriate action in response to the independent auditors' report to satisfy itself of the independent auditors' independence.

     C.    INTERNAL CONTROLS

               Review the adequacy and effectiveness of the Corporation's system of internal controls regarding finance, accounting, information systems, legal compliance, ethics and the safeguarding of assets with the independent auditors and internal audit. The Committee's review of the system of internal controls shall include annual reports from internal audit and the independent auditor concerning significant findings and recommendations and management's response thereto.

     D.    LEGAL AND REGULATORY COMPLIANCE

               Review Corporate compliance policies and programs and related legal and regulatory matters. Review with the Corporation's General Counsel material litigation and other legal matters as appropriate.

     E.    INTERNAL AUDIT

               Annually review the Corporate Internal Audit Department function including its organization and qualifications, the proposed audit plan for the coming year and the Internal Audit Department coordination efforts with the independent auditors. The Committee's ongoing review of internal audit activities shall include significant findings during the year, any difficulties experienced including access restriction, changes in the audit plan and the independence of internal audit. The Committee shall review and concur in the appointment or removal of the manager of internal audit.

     F.    BUSINESS ETHICS AND CONDUCT GUIDE

               Review the Corporation's Business Ethics and Conduct Guide (Guide) and monitor with the Manager of Internal Audit the Corporation's compliance efforts under the Guide. The Committee's review shall include a report on inquiries made and investigations conducted under the terms of the Guide and executive perquisites and expense accounts.

     G.    OTHER DUTIES AND RESPONSIBILITIES

           The Committee shall:

               o Review and assess the adequacy of the Committee's charter annually;

               o Provide an open avenue of communications between the internal auditors, independent auditors and the Board of Directors;

                                       B2

               o Inquire about the existence and substance of any significant accounting accrual, reserves, estimates, or contingent liabilities made by management that had a material impact on the financial statements;

               o Review significant findings of regulatory authorities or agencies in the areas of tax or accounting matters;

               o Meet with the manager of internal auditing, the independent auditor and management in separate individual executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately with the Audit Committee;

               o Conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee shall be empowered to retain independent counsel, accountants or others to assist it in the conduct of any investigation;

               o Prepare the Audit Committee Report, as required by Item 306 of Reg. S-K;

               o Perform such other functions as assigned by law, the Company's charter or by-laws, or the Board of Directors.

IV.  PROCEDURES

     A.    MEETINGS

               The Committee shall review and approve the annual report to shareholders in February and shall meet four times per year in conjunction with the regular Board meetings and otherwise from time to time at the call of its Chairperson. The Committee shall meet in separate executive sessions with the independent auditor and with the manager of internal auditing at the March meeting, and separately at other times, if in the opinion of the Committee, separate meetings are deemed necessary. Meetings may, at the discretion of the Audit Committee, include members of management, independent auditors and such other persons as the Committee shall determine. The Committee may meet privately for advice and counsel in discharging its responsibilities with independent auditors, counsel or with any other person, including associates of the Company, knowledgeable in the matters under consideration by the Committee.

     B.    ACTION

               A majority of the members of the Committee shall constitute a quorum. The Committee shall act on the affirmative vote of a majority of members present at a meeting at which a quorum is present. Without a meeting, the Committee may act by unanimous written consent of all members.

     C.    RULES

               The Committee shall determine its own rules and procedures, including designation of a Chairperson pro tem, in the absence of a Chairperson and designation of a Secretary.

     D.    CHAIRPERSON RESPONSIBILITIES

               The Chairperson of the Committee shall report to the Board on matters set forth in this Charter at the Board's next regularly scheduled meeting.

                                       B3

     E.    COMMITTEE SECRETARY RESPONSIBILITIES

               The Secretary shall be designated by the Committee and need not be a member of the Committee. The Secretary shall attend meetings and draft minutes.

     F.    FEES

               For each meeting attended, each member shall be paid the fee set by the Board of Directors. The Chairperson and Committee members shall receive a retainer set by the Board.


                                       B4

[LOGO of IDAHO POWER]

                                           ANNUAL MEETING OF SHAREHOLDERS
                                           Thursday, May 17, 2001
                                           10:00 a.m. Local Time
                                           Idaho Power Corporate Headquarters
                                           1221 West Idaho Street
                                           Boise, Idaho 83707

INSTRUCTIONS FOR VOTING YOUR PROXY

We are now offering shareholders three alternative ways of voting this proxy:

o BY TELEPHONE (using a touch-tone telephone)
o THROUGH THE INTERNET (using a browser)
o BY MAIL (traditional method)

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had returned your proxy card. We encourage you to use these cost effective and convenient ways of voting, 24 hours a day, 7 days a week.

TELEPHONE VOTING        Available until 5:00 p.m. Eastern time on May 16, 2001

     o This method of voting is available for residents of the U.S. and Canada

     o On a touch-tone telephone, call TOLL FREE 1-800-849-5629, 24 hours a day, 7 days a week

     o    You will be asked to enter ONLY the CONTROL NUMBER shown below

     o    Have your proxy card ready, then follow the prerecorded instructions

     o    Your vote will be confirmed and cast as you directed

INTERNET VOTING         Available until 5:00 p.m. Eastern time on May 16, 2001

     o    Visit the Internet voting Website at HTTP://PROXY.GEORGESON.COM

     o Enter the COMPANY NUMBER AND CONTROL NUMBER shown below and follow the instructions on your screen

     o    You will incur only your usual internet charges

  VOTING BY MAIL

     o Simply mark, sign and date your proxy card and return it in the postage-paid envelope

     o If you are voting by telephone or the Internet, please do not mail your proxy card

The Company has been advised by counsel that the procedures for Internet and Telephonic voting are consistent with the requirements of applicable laws.

                        COMPANY NUMBER          CONTROL NUMBER

                 TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE
--------------------------------------------------------------------------------

PLEASE MARK VOTES AS IN THIS EXAMPLE.

   [X]   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2


1. ELECTION OF DIRECTORS: Nominees:
01 Rotchford L. Barker   02 Jon H. Miller
03 Robert A. Tinstman

FOR ALL NOMINEES LISTED (EXCEPT AS INDICATED TO THE CONTRARY)
                        [   ]

WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES

                        [   ]


INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), write the name(s) of such nominee(s) in the space provided below.

_________________________________


2. To ratify the selection of Deloitte & Touche LLP as independent auditor for the fiscal year ending December 31, 2001

              FOR             AGAINST         ABSTAIN
             [  ]              [  ]             [  ]


DATE: _______________________________


_____________________________________
Signature(s) in Box

_____________________________________
Signature of Joint Owner

                                                April 6, 2001

Dear Shareholders of Idaho Power Company:

It is our pleasure to invite you to attend the upcoming 2001 joint annual meeting of Shareholders of Idaho Power Company and IDACORP, Inc. to be held on May 17, 2001, at 10:00 A.M., local time, at the Idaho Power Corporate Headquarters, 1221 West Idaho Street, Boise, Idaho. Your Board of Directors and management look forward to personally greeting those shareholders able to attend.

Information about the business of the meeting and the nominees for election as members of the Board of Directors is set forth in the Notice of Meeting and the Joint Proxy Statement on the following pages. This year Idaho Power Company is asking you to elect three Directors and to ratify the appointment of an independent auditor for the fiscal year ending December 31, 2001.

Your Company is undergoing change and we will continue to rebuild our organization to meet the challenges of a competitive future. Anticipating and responding to the competitive future is critical to our continued success in increasing the value of your investment. We will again share with you changes in the utility industry and the rebuilding of our organization.

YOUR VOTE IS IMPORTANT. YOU CAN BE SURE YOUR SHARES ARE REPRESENTED AT THE MEETING BY PROMPTLY RETURNING YOUR COMPLETED PROXY IN THE ENCLOSED ENVELOPE. You may revoke your proxy prior to or at the meeting and may vote in person if you wish.




           /s/ Jon H. Miller                            /s/ Jan B. Packwood

           Jon H. Miller                                Jan B. Packwood
           Chairman of the Board                        President and
                                                        Chief Executive Officer

                 TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE
--------------------------------------------------------------------------------

P
R
O
X
Y

                               IDAHO POWER COMPANY
          PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS ON MAY 17, 2001
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROPERLY EXECUTED PROXIES WILL BE VOTED AS MARKED AND, IF NOT MARKED, PROXIES RECEIVED WILL BE VOTED "FOR" PROPOSAL (1), TO ELECT THREE DIRECTORS AND "FOR" PROPOSAL (2), TO RATIFY THE APPOINTMENT OF AN INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001.

The undersigned hereby appoints Jan B. Packwood and Robert W. Stahman, and each of them, proxies with full power of substitution to vote for the undersigned at the Joint Annual Meeting of Shareholders of Idaho Power Company and IDACORP, Inc. and at any adjournment thereof, on the matters set forth in the Proxy Statement and such other matters as may come before the meeting; and hereby directs that this proxy be voted in accordance with the instructions herein.

PLEASE DATE, SIGN AND PROMPTLY MAIL IN THE SELF-ADDRESSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. PLEASE SO INDICATE FOLLOWING YOUR SIGNATURE IF YOU ARE SIGNING IN A REPRESENTATIVE CAPACITY. IF SHARES ARE HELD JOINTLY, BOTH OWNERS SHOULD SIGN.

                                                                SEE REVERSE SIDE